UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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Assurant, Inc.

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March 27, 2012

Dear Stockholder:

You are cordially invited to attend the Annual Meeting of Stockholders (the “Annual Meeting”) of Assurant, Inc. The meeting will be held on May 10, 2012 at 9:00 a.m. at the Down Town Association located at 60 Pine Street, New York, New York 10005. We hope you attend the Annual Meeting.

At the Annual Meeting, in addition to the election of directors and appointment of auditors, stockholders are being asked to cast an advisory vote approving the compensation of the Company’s named executive officers for 2011.

We will be using the “Notice and Access” method of providing proxy materials to you via the Internet, which we adopted last year. On or about March 27, 2012, we will send you a Notice of Internet Availability of Proxy Materials (the “Notice”) containing instructions on how to access our Proxy Statement and 2011 Annual Report to Stockholders and how to vote. The Notice also contains instructions on how to receive a paper copy of your proxy materials.

Please give these materials your prompt attention. We then ask that you vote by Internet or telephone, or by requesting a printed copy of the proxy materials and completing, signing and returning the proxy card in the manner described therein. You may still vote in person at the Annual Meeting if you so desire by withdrawing your proxy, but voting by Internet or telephone now or requesting and returning your proxy card prior to the Annual Meeting will assure that your vote is counted if you are unable to attend.

Your vote is important, regardless of the number of shares you own. If you hold your shares through a broker, bank or other nominee, your shares will not be voted on the election of directors or the advisory vote on compensation unless you take action and provide voting instructions. Therefore, please promptly submit your vote by telephone, Internet or mail. We urge you to indicate your approval, as unanimously recommended by the directors, by voting FOR Proposals One, Two and Three.

On behalf of the Board of Directors, we thank you for your continued interest and support.

Sincerely,

Robert B. Pollock

President and Chief Executive Officer

Assurant, Inc.

Assurant, Inc.

One Chase Manhattan Plaza

41st Floor

New York, New York 10005

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held May 10, 2012

To the Stockholders of ASSURANT, INC.:

Notice is hereby given that the Annual Meeting of Stockholders (the “Annual Meeting”) of Assurant, Inc. (“Assurant” or the “Company”) will be held at the Down Town Association located at 60 Pine Street, New York, New York 10005 on May 10, 2012 at 9:00 a.m., local time, for the following purposes:

1. To elect each of our directors standing for re-election to our Board of Directors to serve until the 2013 Annual Meeting of Stockholders;

2. To ratify the appointment of PricewaterhouseCoopers LLP as Assurant’s Independent Registered Public Accounting Firm for the year ending December 31, 2012;

3. To cast an advisory vote approving the compensation of the Company’s named executive officers for 2011; and

4. To transact such other business as may properly come before the meeting or any adjournment thereof.

The proposals described above are more fully described in the accompanying proxy statement, which forms a part of this notice.

If you plan to attend the Annual Meeting, please notify the undersigned at the address set forth above so that appropriate preparations can be made. If you hold your shares through a bank, broker or other nominee you must also request a legal proxy from your bank, broker or other nominee to validly vote at the Annual Meeting.

The Board of Directors has fixed March 15, 2012 as the record date for the Annual Meeting. Only stockholders of record at the close of business on that date will be entitled to notice of and to vote at the Annual Meeting or any adjournments or postponements thereof. A list of those stockholders will be available for inspection at the offices of Assurant located at One Chase Manhattan Plaza, 41st Floor, New York, New York 10005 commencing at least ten days before the Annual Meeting.

We are pleased to take advantage of the U.S. Securities and Exchange Commission’s “Notice and Access” rule that allows us to provide stockholders with notice of their ability to access proxy materials via the Internet. This allows us to conserve natural resources and reduces the costs of printing and distributing the proxy materials, while providing our stockholders with access to the proxy materials in a convenient and quick manner via the Internet. Under this process, on or about March 27, 2012, we will begin mailing a Notice of Internet Availability of Proxy Materials (the “Notice”) to our stockholders informing them that our proxy statement, annual report to stockholders and voting instructions are available on the Internet. As more fully described in the Notice, all stockholders may choose to access our proxy materials via the Internet or may request printed copies of the proxy materials.

Whether or not you plan to attend the Annual Meeting, we hope that you will read the proxy statement and submit your vote by telephone, via the Internet, or by requesting a printed copy of the proxy materials and completing, signing and returning the proxy card in the manner described therein. If you are present at the Annual Meeting you may, if you wish, withdraw your proxy and vote in person. Thank you for your interest in and consideration of the proposals listed above.

By Order of the Board of Directors,

Bart R. Schwartz

Executive Vice President,

Chief Legal Officer and Secretary

March 27, 2012

The Assurant Proxy Statement and Annual Report are available at

www.proxyvote.com

You will need your 12-digit control number, listed on the Notice, to access these materials and to vote.

EACH VOTE IS IMPORTANT. TO VOTE YOUR SHARES, PLEASE PROMPTLY SUBMIT YOUR VOTE BY TELEPHONE, INTERNET OR MAIL AS DESCRIBED ABOVE.

i

ii

ASSURANT, INC.

One Chase Manhattan Plaza

41st Floor

New York, New York 10005

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS

To Be Held May 10, 2012

This proxy statement is furnished to stockholders of Assurant, Inc. (to which we sometimes refer in this proxy statement as “Assurant” or the “Company”) in connection with the solicitation by the Board of Directors (the “Board”) of Assurant of proxies to be voted at the 2012 Annual Meeting of Stockholders (the “Annual Meeting”) to be held at the Down Town Association located at 60 Pine Street, New York, New York 10005 on May 10, 2012 at 9:00 a.m., or at any adjournment or postponement thereof.

The U.S. Securities and Exchange Commission has adopted rules that allow us to use a “Notice and Access” model to make our proxy statement and other Annual Meeting materials available to you. On or about March 27, 2012, we will begin mailing a Notice of Internet Availability of Proxy Materials (the “Notice”) to our stockholders advising them that our proxy statement, annual report to stockholders and voting instructions can be accessed on the Internet upon the commencement of such mailing. You may then access these materials and vote your shares via the Internet or by telephone or you may request that a printed copy of the proxy materials be sent to you. You will not receive a printed copy of the proxy materials unless you request one in the manner described in the Notice. Using the Notice allows us to conserve natural resources and reduces the costs of printing and distributing the proxy materials, while providing our stockholders with access to the proxy materials in a convenient and quick manner via the Internet.

The solicitation of proxies for the Annual Meeting is being made by telephone, Internet and mail. Officers, directors and employees of Assurant, none of whom will receive additional compensation therefor, may also solicit proxies by telephone or other personal or electronic contact. We have retained D.F. King & Co., Inc. to assist in the solicitation of proxies for an estimated fee of $5,000 plus reimbursement of expenses. We will bear the cost of the solicitation of proxies, including postage, printing and handling, and will reimburse brokerage firms and other record holders of shares beneficially owned by others for their reasonable expenses incurred in forwarding solicitation material to beneficial owners of shares.

Any stockholder of record may revoke his or her proxy at any time before it is voted by delivering a later dated, signed proxy or other written notice of revocation to the Corporate Secretary of Assurant. Any record holder of shares present at the Annual Meeting may also withdraw his or her proxy and vote in person on each matter brought before the Annual Meeting. All shares represented by properly signed and returned proxies in the accompanying form or those submitted by Internet or telephone, unless revoked, will be voted in accordance with the instructions given thereon. A properly executed proxy without specific voting instructions will be voted as recommended by the Board: FOR each director nominee; and FOR Proposals Two and Three each as described in this proxy statement.

Any stockholder whose shares are held through a broker, bank or other nominee (shares held in street name) will receive instructions from the broker, bank or nominee that must be followed in order to have his or her shares voted. Such stockholders wishing to vote in person at the meeting must obtain a legal proxy from their broker, bank or other nominee and bring it to the meeting.

Only stockholders of record at the close of business on March 15, 2012, the record date for the Annual Meeting, will be entitled to notice of and to vote at the Annual Meeting or at any adjournment or postponement thereof. As of the close of business on that date, 86,986,775 shares of our common stock, par value $0.01 per share (the “Common Stock”), were outstanding. Stockholders will each be entitled to one vote per share of Common Stock held by them.

Votes cast in person or by proxy at the Annual Meeting will be tabulated by the inspector of elections appointed for the meeting. Pursuant to Assurant’s Bylaws and the Delaware General Corporation Law (the “DGCL”), the presence of the holders of shares representing a majority of the outstanding shares of Common Stock entitled to vote at the Annual Meeting, whether in person or by proxy, is necessary to constitute a quorum for the transaction of business at the Annual Meeting. Under the DGCL, abstentions and “broker non-votes” will be treated as present for purposes of determining the presence of a quorum. Broker non-votes are proxies from brokers or nominees as to which such persons have not received instructions from the beneficial owners or other persons entitled to vote with respect to a matter on which the brokers or nominees do not have the discretionary power to vote.

The election of each of the director nominees under Proposal One requires that each director be elected by the holders of a majority of the votes cast, meaning that the number of votes cast “for” a director’s election must exceed the number of votes cast “against” that director’s election. The Nominating and Corporate Governance Committee of the Board (the “Nominating Committee”) has established guidelines pursuant to which any incumbent director who is not elected must promptly offer to tender his or her resignation for consideration by the Board. The Nominating Committee will consider any such resignation, taking into account all relevant factors, and make a recommendation to the Board whether to accept or reject the resignation, or whether other action should be taken. The Board, excluding the director in question, will act on the Nominating Committee’s recommendation and publicly disclose its decision and the rationale supporting it within 90 days following the date of the certification of the election results.

Under our Bylaws, the approval of each of Proposals Two and Three requires the affirmative vote of the holders of a majority in voting power of the stock present in person or represented by proxy and entitled to vote on the proposal at the Annual Meeting.

For purposes of the election of directors under Proposal One, an abstention will not affect whether the number of “for” votes exceeds the number of “against” votes, and accordingly will not affect whether the director is elected. For purposes of determining approval of Proposals Two and Three, abstentions will have the same legal effect as an “against” vote.

Assurant believes that the ratification of the appointment of PricewaterhouseCoopers LLP as our Independent Registered Public Accounting Firm for 2012 (Proposal Two) will be deemed to be a routine matter under Rule 452 of the New York Stock Exchange (“NYSE”) Listed Company Manual, and brokers will be permitted to vote uninstructed shares as to this matter. Stockholders are reminded that, beginning with the 2010 proxy season, the NYSE amended Rule 452 to make the election of directors in an uncontested election a “non-routine” item and, beginning with the 2011 proxy season, the NYSE amended Rule 452 to make votes with respect to executive compensation matters “non-routine” items. This means that brokers who do not receive voting instructions from their clients as to how to vote their shares with respect to Proposals One or Three will not exercise discretion to vote on those proposals. If a broker or other record holder of shares returns a proxy card indicating it does not have discretionary authority to vote as to a particular matter (thus, a “broker non-vote”), those shares will not be counted as voting for or against the matter or “entitled to vote” on the matter, and will, therefore, have no legal effect on the voting for which the broker non-vote is indicated.

For the above reasons, we urge stockholders to take action to vote their shares by Internet, telephone or mail.

EXECUTIVE OFFICERS

The table below sets forth certain information, as of March 27, 2012, concerning each person deemed to be an Executive Officer of the Company. There are no arrangements or understandings between any Executive Officer and any other person pursuant to which the officer was selected.

Name	Age	Position
Robert B. Pollock	57	President, Chief Executive Officer and Director

Michael J. Peninger	57	Executive Vice President and Chief Financial Officer

Alan B. Colberg	50	Executive Vice President, Marketing and Business Development

Adam D. Lamnin	48	Executive Vice President; President and Chief Executive Officer of Assurant Health

S. Craig Lemasters	51	Executive Vice President; President and Chief Executive Officer of Assurant Solutions

Gene E. Mergelmeyer	53	Executive Vice President; President and Chief Executive Officer of Assurant Specialty Property

Christopher J. Pagano	48	Executive Vice President, Treasurer and Chief Investment Officer; President of Assurant Asset Management

John S. Roberts	56	Executive Vice President; Chief Executive Officer of Assurant Employee Benefits

Bart R. Schwartz	59	Executive Vice President, Chief Legal Officer and Secretary

John A. Sondej	47	Senior Vice President, Controller and Principal Accounting Officer

Sylvia R. Wagner	63	Executive Vice President, Human Resources and Development

Robert B. Pollock, President, Chief Executive Officer and Director. Biography available in the section entitled “PROPOSAL ONE—ELECTION OF DIRECTORS”.

Michael J. Peninger, Executive Vice President and Chief Financial Officer. Mr. Peninger was appointed Chief Financial Officer of the Company in March 2009, having served as Executive Vice President and Interim Chief Financial Officer since July 2007. Prior to that, he served as President and Chief Executive Officer of Assurant Employee Benefits beginning in January 1999. Mr. Peninger is a Fellow of the Society of Actuaries and a member of the American Academy of Actuaries.

Alan B. Colberg, Executive Vice President, Marketing and Business Development. Mr. Colberg was appointed Executive Vice President, Marketing and Business Development, effective as of his commencement of employment with the Company on March 28, 2011. Prior to this, Mr. Colberg served in multiple positions at Bain & Company, Inc. (“Bain”), including as Managing Director of Bain’s Atlanta office and Southern region from 2000 to 2011, and as global head of the Financial Services practice from 2005 to 2011.

Adam D. Lamnin, Executive Vice President; President and Chief Executive Officer, Assurant Health. Mr. Lamnin was appointed President and Chief Executive Officer of Assurant Health in January 2011, having served as Chief Operating Officer of Assurant Health since October 2009. Prior to that, he served in a variety of leadership roles at Assurant Solutions and Assurant Specialty Property, including as Executive Vice President, Chief Financial Officer and Group Senior Vice President. Mr. Lamnin is a Certified Public Accountant.

S. Craig Lemasters, Executive Vice President; President and Chief Executive Officer, Assurant Solutions. Mr. Lemasters has been Assurant Solutions’ President and Chief Executive Officer and Executive Vice President of Assurant, Inc. since July 2005.

Gene E. Mergelmeyer, Executive Vice President; President and Chief Executive Officer, Assurant Specialty Property. Mr. Mergelmeyer was appointed Chief Executive Officer of Assurant Specialty Property in August 2007 and President of Assurant Specialty Property and Executive Vice President of Assurant, Inc. in July 2007. Prior to that, Mr. Mergelmeyer served as Executive Vice President of Assurant Specialty Property beginning in 2006 and led Assurant Specialty Property’s lending solutions division since 1999.

Christopher J. Pagano, Executive Vice President, Treasurer and Chief Investment Officer; President, Assurant Asset Management. Mr. Pagano has been Executive Vice President, Treasurer and Chief Investment Officer since July 2007 and President of Assurant Asset Management, a division of the Company, since January 2005.

John S. Roberts, Executive Vice President; President and Chief Executive Officer, Assurant Employee Benefits. Mr. Roberts was appointed President and Chief Executive Officer of Assurant Employee Benefits and Executive Vice President of Assurant, Inc. in March 2009, having served as Interim President and Chief Executive Officer since July 2007. Prior to that, he served as Senior Vice President of Assurant Employee Benefits and President of Disability Reinsurance Management Services.

Bart R. Schwartz, Executive Vice President, Chief Legal Officer and Secretary. Mr. Schwartz has been Executive Vice President, Chief Legal Officer and Secretary since April 2008. He previously served as Chief Corporate Governance Officer and Secretary of The Bank of New York Mellon Corporation from 2006 to 2008.

John A. Sondej, Senior Vice President, Controller and Principal Accounting Officer. Mr. Sondej has been Senior Vice President, Controller and Principal Accounting Officer of the Company since January 2005. Mr. Sondej is a Certified Public Accountant and is a member of the American Institute of Certified Public Accountants and the New Jersey Society of Certified Public Accountants.

Sylvia R. Wagner, Executive Vice President, Human Resources and Development. Ms. Wagner was appointed Executive Vice President, Human Resources and Development effective April 2009. She previously served as Senior Vice President, Human Resources and Development of Assurant Employee Benefits beginning in May 1995.

The Management Committee of Assurant (the “Management Committee”) consists of the Company’s President and Chief Executive Officer, all of the Company’s Executive Vice Presidents and the Chief Executive Officers of each of Assurant’s operating segments. The Management Committee is ultimately responsible for setting the policies, strategy and direction of the Company, subject to the overall discretion and supervision of the Board.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

The following table provides, with respect to each person or entity known by Assurant to be the beneficial owner of more than 5% of Assurant’s outstanding Common Stock as of February 1, 2012, (a) the number of shares of Common Stock owned (based upon the most recently reported number of shares outstanding as of the date the entity filed a Schedule 13G with the SEC) and (b) the percentage of all outstanding shares represented by such ownership as of February 1, 2012 (based on an outstanding share amount of 87,680,079 as of that date).

Name of Beneficial Owner	Shares of Common Stock Owned Beneficially	Percentage of Class
BlackRock, Inc.[1]	7,600,037	8.7%
FMR LLC[2]	9,375,295	10.7%
Vanguard Group, Inc.[3]	4,954,366	5.7%

[1]

BlackRock, Inc., 40 East 52nd Street, New York, New York 10022, filed a Schedule 13G/A on February 10, 2012, with respect to beneficial ownership of 7,600,037 shares. This represented 8.7% of our Common Stock as of February 1, 2012. BlackRock, Inc. has indicated that it filed this Schedule 13G/A on behalf of the following subsidiaries: BlackRock Japan Co. Ltd.; BlackRock Advisors (UK) Limited; BlackRock Institutional Trust Company, N.A.; BlackRock Fund Advisors; BlackRock Asset Management Canada Limited; BlackRock Asset Management Australia Limited; BlackRock Advisors LLC; BlackRock Capital Management, Inc.; BlackRock Financial Management, Inc.; BlackRock Investment Management, LLC; BlackRock Investment Management (Australia) Limited; BlackRock (Luxembourg) S.A.; BlackRock (Netherlands) B.V.; BlackRock Fund Managers Limited; BlackRock Pensions Limited; BlackRock Asset Management Ireland Limited; BlackRock International Limited; and BlackRock Investment Management (UK) Limited.

[2]

FMR LLC, 82 Devonshire Street, Boston, Massachusetts 02109, filed a Schedule 13G/A on February 14, 2012, with respect to the beneficial ownership of 9,375,295 shares. This represented 10.7% of our Common Stock as of February 1, 2012.

[3]

The Vanguard Group, Inc., 100 Vanguard Blvd., Malvern, PA 19355, filed a Schedule 13G/A on February 8, 2012, with respect to the beneficial ownership of 4,954,366 shares. This represented 5.7% of our Common Stock as of February 1, 2012.

SECURITY OWNERSHIP OF MANAGEMENT

The following table provides information concerning the beneficial ownership of Common Stock as of February 1, 2012 by Assurant’s Chief Executive Officer, Chief Financial Officer, and each of Assurant’s other three most highly compensated executive officers, each director, and all executive officers and directors as a group. As of February 1, 2012, we had 87,680,079 outstanding shares of Common Stock. Except as otherwise indicated, all persons listed below have sole voting power and dispositive power with respect to their shares, except to the extent that authority is shared by their spouses, and have record and beneficial ownership of their shares.

Name of Beneficial Owner	Shares of Common Stock Owned Beneficially[1]		Percentage of Class
Robert B. Pollock	370,924		*

Michael J. Peninger	186,158		*

Alan B. Colberg	3,973		*

S. Craig Lemasters	64,775		*

Gene E. Mergelmeyer	44,726		*

Elaine D. Rosen	3,105		*

Howard L. Carver	22,415		*

Juan N. Cento	6,229		*

Elyse Douglas	0	[2]	*

Lawrence V. Jackson	2,960		*

David B. Kelso	5,827		*

Charles J. Koch	22,805		*

H. Carroll Mackin	21,275		*

Paul J. Reilly	0	[2]	*

Robert W. Stein	7,500	[2]	*

John A. C. Swainson	743		*

All directors and executive officers as a group (22 persons)	1,000,501		1.14%

*	Less than one percent of class.

[1]

(a) Includes: for Mr. Pollock, 12,819 shares of Common Stock; for all directors and executive officers as a group, 16,393 shares of Common Stock held through the Assurant 401(k) Plan, as of December 31, 2011.

(b) Includes: for all executive officers as a group, 4,000 shares of restricted stock awarded under the Assurant, Inc. 2004 Long-Term Incentive Plan.

(c) Includes: 1,897 shares of Common Stock awarded to each of Messrs. Carver, Cento, Kelso, Koch and Mackin under the Directors Compensation Plan. The directors as a group hold a total of 9,485 shares of Common Stock subject to a five-year holding period commencing on the applicable grant date.

(d) Shares reported for Mr. Pollock include 200 shares that are considered to be pledged because they are held in a margin account. Shares reported for Mr. Carver include 12,000 shares that are considered to be pledged because they are held in a brokerage account as collateral for a nominal short-term loan. Shares reported for Mr. Mackin include 1,000 shares that are considered to be pledged because they are held in a margin account. As of February 1, 2012, a total of 16,598 of the shares beneficially owned by directors and executive officers as a group were considered to be pledged.

(e) Includes restricted stock units (“RSUs”) that will vest and/or become payable on or within 60 days of February 1, 2012 in exchange for the following amounts of Common Stock as of February 1, 2012: for Mr. Pollock, 86,659 shares (including 39,947 shares that would be issuable upon a retirement); for Mr. Peninger, 83,007 shares (including 66,039 shares that would be issuable upon a retirement); for Mr. Colberg, 3,973 shares, and for each of Messrs. Lemasters and Mergelmeyer, 14,565 shares. RSUs that will vest on or within 60 days of February 1, 2012 in exchange for shares of Common Stock, for all directors and executive officers as a group, totaled 302,930.

(f) Includes vested and unexercised stock appreciation rights (“SARs”) that could have been exercised on or within 60 days of February 1, 2012 in exchange for the following amounts of Common Stock as of February 1, 2012: for Mr. Pollock, 97,048 shares; for Mr. Peninger, 22,936 shares; and for Mr. Lemasters, 17,795 shares. Vested and unexercised SARs that could have been exercised on or within 60 days of February 1, 2012 in exchange for shares of Common Stock, for all directors and executive officers as a group, totaled 150,727.

[2]

As of February 1, 2012, Ms. Douglas held 2,231 RSUs, Mr. Reilly held 2,318 RSUs, and Mr. Stein held 2,235 RSUs, none of which will vest or become payable within 60 days of that date. For additional information regarding RSU awards granted to our non-employee directors in 2011, please see the Director Compensation Table on page 45, below.

COMPENSATION DISCUSSION AND ANALYSIS

I. Executive Summary

Introduction

This Compensation Discussion and Analysis (“CD&A”) provides a detailed review of the compensation principles and strategic objectives governing the compensation of the following individuals, who were our named executive officers for 2011:

Robert B. Pollock	President and Chief Executive Officer
Michael J. Peninger	Executive Vice President and Chief Financial Officer
Alan B. Colberg	Executive Vice President, Marketing and Business Development
S. Craig Lemasters	Executive Vice President; President and Chief Executive Officer, Assurant Solutions
Gene E. Mergelmeyer	Executive Vice President; President and Chief Executive Officer, Assurant Specialty Property

Throughout this CD&A, we refer to these individuals as our “NEOs” and to Mr. Pollock as our “CEO.”

Impact of 2011 Business Results on NEO Compensation

Highlights for the Company’s 2011 fiscal year1 include:

•	9.9% operating return on equity (“ROE”), excluding accumulated other comprehensive income (“AOCI”)

•	Approximately $760 million of holding company capital at year-end

•	Approximately $600 million returned to stockholders in repurchases and dividends

•	14% annual growth in book value per diluted share, excluding AOCI

•	Achievement of strategic enterprise-wide initiatives to improve efficiency, standardize operations and further reduce costs

Solid earnings, disciplined capital management, revenue growth in key areas of focus in 2011 and achievement of strategic development goals resulted in annual incentive payments for Messrs. Pollock, Peninger and Colberg equal to 1.27 times their respective target opportunities, an annual incentive payment to Mr. Lemasters equal to 1.72 times his target opportunity, and an annual incentive payment to Mr. Mergelmeyer equal to 1.35 times his target opportunity.

The Compensation Committee of the Board (the “Committee”) has decided not to increase the base salary of any NEO or other member of the Company’s Management Committee for 2012.

Vesting of performance-based equity awards for the 2009-2011 performance cycle will not be determinable until May 2012 after 2011 financial results for the companies in the A.M. Best U.S. Insurance Index, against which the Company compares its performance, have been publicly disclosed. Similarly, vesting of performance-based equity awards for the 2010-2012, 2011-2013 and 2012-2014 performance cycles will not be determined until after the end of the applicable three-year cycle, and our NEOs will be eligible for payouts in respect of these awards in 2013, 2014 and 2015, respectively.

For more information about our fiscal 2011 operating results, please see the earnings release, attached as Exhibit 99.1 to our Current Report on Form 8-K furnished to the SEC on February 1, 2012, and the financial supplement posted on the “Investor Relations” section of our website at http://ir.assurant.com. Neither the earnings release nor the financial supplement is incorporated by reference into this proxy statement.

[1]	Certain measures are non-GAAP. A reconciliation of these non-GAAP measures to their most comparable GAAP measures can be found in Appendix A hereto.

Our Executive Compensation Principles

Assurant’s executive compensation programs are designed to align the interests of our executives with those of our stockholders by tying significant portions of their compensation to the Company’s financial performance. The following charts show the relative percentages of target variable and fixed compensation established for our CEO and our other NEOs at the beginning of 2011:

Set forth below are our core executive compensation principles, along with key features of our executive compensation program that support these principles:

•	Executive compensation opportunities at Assurant should be sufficiently competitive to attract and retain talented executives while aligning their interests with those of our stockholders.

•

When setting target total direct compensation opportunities (base salary, annual incentives and long-term equity incentives) for our NEOs, we seek to approximate median levels for comparable positions at companies in our compensation peer group.

•

Each NEO’s annual incentive opportunity is contingent on the Company’s earnings. If the Company does not produce positive net operating income, no pool is available for annual executive incentive payments.

•

Since 2009, the annual long-term equity based incentive award provided to our NEOs has been awarded 50% in the form of performance stock units (“PSUs”) and 50% in the form of restricted stock units (“RSUs”).

•	Our incentive-based programs should motivate our executives to deliver above-median results.

•	We design performance goals under our annual executive incentive program so that above-target compensation will be paid only if the Company delivers above-target performance.

•

Payouts with respect to PSU awards are contingent on performance relative to a broad index and only reach above-target levels if our performance exceeds the 50th percentile of this index. No payout is made if performance falls below the 25th percentile of this index.

•

Our executive compensation programs should be informed by strong governance practices that reinforce our pay for performance philosophy, support our culture of accountability and encourage prudent risk management.

•

Under our executive compensation recoupment policy, beginning in 2012, the Compensation Committee may recover (“claw back”) incentive-based compensation from current and former executive officers in the event of a financial restatement as a result of material non-compliance with any financial reporting requirement under the securities laws that has resulted in an overpayment.

•	Under our stock ownership guidelines, our NEOs and directors are required to hold a meaningful amount of Company stock throughout their periods of service.

•	Under our insider trading policy, our NEOs and directors are prohibited from engaging in hedging and monetizing transactions with respect to Company securities.

•	Change of control agreements with our NEOs are “double trigger” and do not provide for excise tax gross-ups.

•

The Committee, assisted by Towers Watson & Co. (“Towers Watson”) (the Committee’s independent compensation consultant), undertook an annual risk review of the Company’s variable pay plans, policies and practices for all employees, and did not identify any risks that are reasonably likely to have a material adverse effect on the Company.

•	We do not provide excise or other tax gross-up benefits or any significant perquisites to our NEOs.

•	Since 2004, annual incentive payouts have been limited to 200% of each NEO’s target opportunity.

•	Assurant does not pay dividends on unvested PSUs.

In light of the favorable advisory vote received by stockholders at the Company’s 2011 annual meeting and our discussions with stockholders, and because we believe that our executive compensation program is in line with market practices, we did not implement any significant changes to our program in 2011.

II. Elements of Our Executive Compensation Program

The following table sets forth the primary elements of the compensation programs that apply to our NEOs and the objective each element is designed to achieve:

Pay Elements
Compensation Element	Objective/Purpose
Annual base salary

•     Provides fixed compensation that, in conjunction with our annual and long-term incentive programs, approximates the median level of total target compensation for comparable positions at companies in our compensation peer group.

•     Helps to attract and retain talented executives with compensation levels that are consistent with stockholders’ long-term interests.

Annual incentive program

•     Motivates executives to achieve specific near-term corporate or business segment goals designed to increase long-term stockholder value.

•     Requires above-target performance to earn an above-target payout.

Long-term equity incentive award program

•     Motivates executives to consider longer-term ramifications of their actions and appropriately balance long- and near-term objectives.

•     Reinforces a culture of accountability focused on long-term value creation.

•     Requires above-median performance for an above-target payout on long-term performance-based equity awards.

Retirement, deferral and health and welfare programs

•     Provides a competitive program that addresses retirement needs of executives.

•     Offers NEOs participation in the same health and welfare programs available to all U.S. employees.

•     Provides an executive long-term disability program.

Separation pay

•     Provides separation pay upon certain termination of employment in connection with the sale of the Company or an applicable business segment. Executives are not contractually entitled to separation pay beyond these instances.

•     Enables executives to focus on maximizing value for stockholders in the context of a change of control transaction.

Mix of Total Direct Compensation Elements

The following charts show the relative percentages of the components of target total direct compensation that were established for our CEO and our other NEOs at the beginning of 2011:

Because our CEO is primarily responsible for executing the strategic objectives of the Company, we have established variable compensation, including annual and long-term equity incentives, as a greater portion of his target total direct compensation compared to our other NEOs. A majority of his target total direct compensation opportunity is subject to pre-established performance goals.

Changes to Compensation Mix in 2011

In January 2011, Towers Watson presented data to the Committee demonstrating that base salaries and annual incentive opportunities provided to our NEOs fell below median levels for similarly situated executives at companies in our compensation peer group. To further align NEO compensation with median levels, the Committee approved the following base salary and target annual incentive increases for 2011:

•

CEO Compensation. The Committee approved an increase in base salary, which had remained unchanged since 2008, from $950,000 to $975,000. The Committee also approved an increase in target annual incentive opportunity, which had remained unchanged since 2008, from 150% to 160% of base salary.

•	CFO Compensation. The Committee approved an increase in base salary from $550,000 to $600,000 and an increase in target annual incentive opportunity from 100% to 120% of base salary.

•

Other NEOs. The Committee approved an increase in base salary, which had remained unchanged since 2009, from $500,000 to $520,000 and an increase in target annual incentive opportunity from 90% to 100% of base salary.

The target long-term incentive opportunity for 2011 for each of our NEOs remained unchanged from 2010 levels.

2011 Annual Incentive Compensation

In selecting near-term Company or segment goals for the annual incentive program, the Committee takes a number of factors into account, including management’s expectations regarding business performance, results from prior years, opportunities for strategic growth and/or economic trends that may affect our business (e.g., levels of consumer spending, unemployment rates, mortgage default rates or prevailing conditions in the credit markets).

Annual Performance Goals. The following chart shows the relative weightings for each performance goal under our annual incentive program:

Financial Performance (80%): Balancing Growth and Profitability. Since becoming a public company in 2004, and consistent with our sustainable growth strategy, we have allocated 40% of our executives’ target annual incentive opportunity to profitability and 40% to revenue growth of specified businesses where we believe we can achieve superior returns. We believe that weighting profitability and growth measures equally motivates our executives to strike an appropriate balance between expanding our businesses and generating returns from them. We use operating measures for these financial targets because they exclude the impact of net realized gains (losses) on investments and other unusual and/or non-recurring or infrequent items.

•

For NEOs who serve in a corporate capacity, revenue growth is measured by a weighted average of the revenue growth of the business segments, and profitability is measured using consolidated operating EPS and operating ROE.[2]

[2]

Consolidated operating EPS is determined by dividing NOI for the Company as a whole by the weighted average number of diluted shares of our Common Stock outstanding during the year. Operating ROE for the Company is determined by dividing NOI for the Company by average stockholders’ equity for the year, excluding AOCI. For additional information regarding these measures, please see the earning release, Exhibit 99.1 to our Current Report on Form 8-K furnished to the SEC on February 1, 2012, and the financial supplement posted on the “Investor Relations” section of our website at http://ir.assurant.com. Neither the earnings release nor the financial supplement is incorporated by reference into this proxy statement.

•

For NEOs who serve as business segment leaders, the financial objectives apply to the business segments they lead. Top-line growth is measured through a combination of gross or net earned premiums and fees and gross written premium/new sales of designated products. Profitability is measured using NOI and operating ROE for the segment.[3]

For 2011, the Committee established financial targets designed to be challenging and to motivate our senior executives to deliver profitable growth in a difficult economic environment.

Strategic Development (20%): Strategic development goals are designed to motivate executives to achieve specified strategic, operational and/or organizational objectives viewed as critical to the Company’s long-term financial success. Performance measurements against strategic development goals for all NEOs are based on certain enterprise-wide projects.

For 2011, the Committee selected goals reflecting enterprise-wide initiatives to improve efficiency, standardize operations and further reduce costs. These initiatives focus on the following four areas:

(i)	technology optimization (to reduce cost and improve efficiency of information systems);

(ii)	customer contact strategy (to reduce cost and improve quality of call center operations);

(iii)	finance and accounting service delivery model optimization (to reduce cost and maintain or improve quality of accounting and finance functions); and

(iv)	strategic vendor relations (to reduce cost and maintain or improve quality of certain functions by optimizing sourcing and shared services).

During the year, management tracked and reported to the Committee on the Company’s progress in these four areas and recommended performance ratings. On the basis of the Company’s achievements in each of these areas, the Committee approved a 1.85 multiplier for this strategic development goal. These initiatives establish a strong framework for long-term operational efficiencies and cost savings, which management will continue to measure and report to the Board.

[3]

NOI for each business segment is determined by excluding net realized gains or losses on investments and unusual and/or infrequent items from net income. Operating ROE for each business segment is determined by dividing NOI for the segment by average stockholders’ equity for the segment. For additional information regarding these measures, please see the earnings release, Exhibit 99.1 to our Current Report on Form 8-K furnished to the SEC on February 1, 2012, and the financial supplement posted on our “Investor Relations” section of our website at http://ir.assurant.com. Neither the earnings release nor the financial supplement is incorporated by reference into this proxy statement.

2011 Results. The following table sets forth performance targets applicable to our NEOs for 2011, along with the resulting multipliers:

2011 Annual Incentive Performance Targets and Results1

Weighting	Performance Metric	0.0	0.5	1.0	1.5	2.0	2011 Results	Performance Multiplier	Composite Multiplier
Assurant Enterprise
40%	Profitability								1.27
	25%: Consolidated Operating Earnings per Share (EPS)	$3.70	$3.95	$4.20	$4.45	$4.70	$4.33	1.26
	15%: Operating Return on Equity (ROE)	8.65%	9.2%	9.75%	10.3%	10.85%	9.47%	0.75
40%	Revenue Growth[2]						N/A	1.19
20%	Strategic Development						N/A	1.85
Assurant Specialty Property
40%	Profitability								1.35
	25%: Net Operating Income (NOI)	$220	$270	$320	$345	$370	$305.1	0.85
	15%: Operating Return on Equity (ROE)	20%	24%	28%	31%	34%	27.4%	0.93
40%	Revenue Growth
	50%: Gross earned premium + fee income	$2,775	$2,850	$2,925	$3,000	$3,075	$2,957	1.21
	50%: Gross written premium for designated products	$2,075	$2,150	$2,225	$2,300	$2,375	$2,363	1.92
20%	Strategic Development						N/A	1.85
Assurant Solutions
40%	Profitability								1.72
	25%: Net Operating Income (NOI)	$112	$117	$122	$132	$142	$141.6	1.98
	15%: Operating Return on Equity (ROE)	7.4%	8.0%	8.6%	9.2%	9.8%	9.8%	2.0
40%	Revenue Growth
	50%: Gross earned premium + fee income	$3,450	$3,550	$3,650	$3,750	$3,850	$3,729	1.39
	50%: Gross written premium for designated products	$3,400	$3,600	$3,800	$4,000	$4,200	$3,950	1.38
20%	Strategic Development						N/A	1.85

[1]

Dollar amounts applicable to performance metrics other than EPS are expressed in millions. The performance targets included in this table are disclosed only to assist investors and other readers in understanding the Company’s executive compensation. They are not intended to provide guidance on the Company’s future performance and should not be relied upon as predictive of the Company’s future performance or the future performance of any of our operating segments.

[2]

The corporate-level revenue growth multiplier is determined based on a weighted average of the performance multipliers applicable to each business segment, which are weighted as follows: Assurant Specialty Property—25%; Assurant Solutions—30%; Assurant Health—25%; and Assurant Employee Benefits—20%. The revenue growth multiplier for: (i) Assurant Health was 0.73, based on weighted targets of $1.83 billion for net earned premium and fee income (50%) and $410 million for new sales of designated products (50%), and results of $1.8 billion for net earned premium and fee income and $406 million for new sales of designated products; and (ii) Assurant Employee Benefits was 1.01, based on weighted targets of $1.13 billion for net earned premium and fee income (50%) and $140 million in total sales of designated products (50%), and results of $1.09 billion in net earned premium and fee income and $147.6 million in total sales of designated products.

Although Assurant Health net operating income was $40.9 million in 2011, the Committee determined that, for purposes of calculating the corporate-level ROE and EPS results, net operating income would be capped at $20 million to exclude certain non-recurring items that benefitted the Company during its first year adapting to health care reform. In addition, the enterprise-level and Assurant Specialty Property results exclude fees generated during 2011 from the Company’s acquisition of SureDeposit in June 2011.

The following table shows target annual incentive compensation, the weighted average composite multipliers for each NEO and the resulting annual incentive award payout for 2011:

NEO	2011 Target Annual Incentive	2011 Composite Multiplier	2011 Annual Incentive Payment
Robert B. Pollock	$1,560,000	1.27	$1,981,200
Michael J. Peninger	$720,000	1.27	$914,400
Alan B. Colberg	$520,000	1.27	$660,400
S. Craig Lemasters	$520,000	1.72	$894,400
Gene E. Mergelmeyer	$520,000	1.35	$702,000

Annual incentive awards are paid pursuant to the Assurant, Inc. Executive Short Term Incentive Plan (the “ESTIP”). Payments under the ESTIP are generally intended to be deductible as “performance based compensation” within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended (the “IRC”). The aggregate payments to all ESTIP participants for any performance period cannot exceed 5% of the Company’s net income (defined as net income as reported in the Company’s income statement, adjusted to eliminate the effects of charges for restructurings, discontinued operations, extraordinary items and other unusual or non-recurring items, and the cumulative effect of tax or accounting charges, each as defined by generally accepted accounting principles in the United States of America (“GAAP”) or identified in the Company’s financial statements, notes to the financial statements or management’s discussion and analysis). This aggregate maximum amount is allocated to all participants equally, except that the amount allocated to the Chief Executive Officer is twice the amount allocated to the other participants. With respect to 2011 annual incentives, the Committee exercised negative discretion to reduce participants’ awards by applying the performance goals set forth in the table entitled “2011 Annual Incentive Performance Targets and Results” on page 15, above, and additional negative discretion as described above on this page.

Long-Term Equity Incentive Compensation

Since 2009, we have used PSUs and RSUs as our equity compensation vehicles. A unit represents the right to receive a share of Common Stock at a specified date in the future, subject, in the case of PSUs, to the attainment of pre-established performance criteria. Because such units reflect the performance of actual shares of stock, the Committee determined that PSUs and RSUs were best suited for aligning the interests of our executives with the interests of our stockholders. In addition, the relatively uniform tax treatment afforded to stock units internationally provides a more common rewards platform that facilitates collaboration and cooperation throughout the global enterprise. The Committee also believes that a 50/50 split between RSU and PSU components of our long-term equity compensation program provides an appropriate balance between direct alignment with stockholders through equity holdings and performance-weighted equity compensation.

PSUs. The Committee selected PSUs as an equity compensation vehicle to ensure that a portion of long-term equity compensation would be paid only if the Company achieves specified financial objectives over an extended period. For each year in the applicable performance cycle, Assurant’s performance with respect to selected metrics is compared against a broad index of insurance companies and assigned a percentile ranking. These rankings are then averaged to determine the composite percentile ranking for the performance period.

Applicable metrics for the 2009 – 2011, 2010 – 2012, 2011 – 2013 and 2012 – 2014 performance cycles are set forth in the chart below:

PSU Relative Performance Metrics and Relative Index

Performance Cycles	2009 – 2011	2010 – 2012, 2011 – 2013 and 2012 – 2014	Weighting
Relative Performance Metrics	Growth in EPS[1]	Growth in book value per share excluding AOCI[4]	1/3
	Revenue growth[2]	Revenue growth	1/3
	Total stockholder return[3]	Total stockholder return	1/3
Relative Index	A.M. Best U.S. Insurance Index	A.M. Best U.S. Insurance Index, excluding companies with revenues of less than $1 billion or that are not in the health or insurance Global Industry Classification Standard codes (3510 and 4030).	N/A

[1]	Year-over-year growth in GAAP EPS

[2]	Year-over-year growth in total GAAP revenue

[3]	Percent change on Company stock plus dividend yield percentage

[4]	Year-over-year growth in the Company’s common equity, excluding AOCI, divided by fully diluted shares of Common Stock outstanding at year-end

Changes to Relative Performance Metrics and Index. In light of the significant volatility in EPS across the financial services sector, and in response to comments from our investors, the Committee decided to replace growth in GAAP EPS with growth in book value per diluted share excluding AOCI as a performance metric beginning with the 2010 – 2012 PSU performance cycle. We believe this change will provide a more consistent basis for investors to compare the Company’s long-term financial performance to that of our competitors.

The change in the index used to measure relative performance starting with the 2010 – 2012 cycle more accurately benchmarks our performance against the performance of companies of comparable size that operate one or more businesses similar to ours.

As illustrated in the chart below, executives do not receive any payout with respect to any PSUs if the Company’s composite percentile ranking falls below the 25th percentile. If the composite percentile ranking is at or above the 75th percentile, the maximum payout is attained. Payouts for performance between the 25th and the 75th percentiles are determined on a straight-line basis using linear interpolation.

PSU Payout Requirements

Payments in respect of PSUs awarded under the Amended and Restated Assurant, Inc. Long Term Equity Incentive Plan (“ALTEIP”) are intended to be deductible, to the maximum extent possible, as “performance based compensation” within the meaning of IRC Section 162(m)(4). Additional information regarding the terms and conditions of PSUs and RSUs awarded under the ALTEIP is provided under the heading “Narrative to the Summary Compensation Table and Grants of Plan-Based Awards Table—Long Term Equity Incentive Awards” on page 28, below.

RSUs. RSUs typically vest in equal annual installments over a three-year vesting period and are granted in March of each year. In addition, from time to time the Committee may grant special awards to executives who demonstrate exceptional performance and are critical to the success of the Company’s business strategy over the long term. These awards typically consist of RSUs subject to vesting periods that are structured to facilitate retention through important business and/or career milestones. In November 2011, the Committee awarded 10,000 RSUs to Mr. Mergelmeyer in recognition of his leadership in connection with various business development initiatives within Assurant Specialty Property and the redesign of the Company’s customer contact strategy across all business segments. To facilitate retention, the award will vest over a five-year period, vesting in four 10% increments on each of the first four anniversaries of the grant date, with the remaining 60% increment vesting on the fifth anniversary of the grant date, subject to Mr. Mergelmeyer’s continued employment through the applicable vesting dates.

Stock Ownership Guidelines. Executives’ ownership of Company stock aligns their financial interests with those of other stockholders. For this reason, the Company has implemented ownership requirements for each of our NEOs. NEOs who fail to comply with the guidelines by their respective compliance dates will be prohibited from selling any shares of Assurant stock until compliance is achieved. Additional information about our Stock Ownership Guidelines is provided under the heading “Stock Ownership Guidelines” on page 22, below.

Compensation Levels and Pay Mix for 2012

In January 2012, Towers Watson presented data to the Committee demonstrating that total target direct compensation (base salary, annual incentive compensation and long-term incentive compensation) of most of our NEOs continued to fall below median levels for similarly situated executives at companies in our compensation peer group. To further align NEO compensation with median levels, the Committee approved an increase in the target long-term incentive opportunities as a percentage of base salary, which had remained unchanged since 2010, for Mr. Pollock from 300% to 325%, for Mr. Peninger from 200% to 230% and for each of Messrs. Colberg, Lemasters and Mergelmeyer from 175% to 200%.

The Committee did not increase base salaries or target annual incentive opportunities for our NEOs for 2012.

III. Compensation Arrangements with Mr. Colberg

In connection with the Company’s commitment to continue growing stockholder value, effective March 2011 we appointed Mr. Colberg to the newly created position of Executive Vice President, Marketing and Business Development. Before joining Assurant, Mr. Colberg served in multiple positions at Bain & Co., Inc. (“Bain”), including as global head of the Financial Services practice from 2005 to 2011. We believe that his market and industry knowledge, business contacts and extensive experience advising global financial services organizations will enhance our ability to deliver on this commitment.

To induce him to join the Company as a senior executive and to replace certain compensation and other benefits that he forfeited upon his resignation from Bain, the Company made a cash sign-on payment to Mr. Colberg of $7.5 million. The sign-on payment is subject to clawback provisions requiring Mr. Colberg to pay back the sign-on payment upon a voluntary termination of employment or a termination of employment by the Company for cause during the first year of his employment and to pay back a pro rata portion of the sign-on payment upon termination during the second or third year of his employment. The Company has not guaranteed Mr. Colberg’s salary or bonus for any year.

For more information regarding Mr. Colberg’s compensation, please see the tables and related narrative disclosures presented throughout this proxy statement, and the offer letter filed as Exhibit 10.38 to the Company’s 2010 Annual Report on Form 10-K filed with the SEC on February 23, 2011.

IV. The Compensation Committee’s Decision-Making Process

The Committee oversees our executive compensation program and advises the full Board on general aspects of Assurant’s compensation and benefit policies. The Committee is composed entirely of independent directors, as determined in accordance with its charter, our Corporate Governance Guidelines and applicable NYSE rules. The Committee’s charter and our Corporate Governance Guidelines are available under the “Board Committees and Charters” tab under the “Corporate Governance” tab of the “Investor Relations” section of our website at http://ir.assurant.com.

Annual Compensation Review

The following chart outlines the Committee’s annual process in setting NEO compensation:

Input from Management

Our CEO is not involved in the Committee’s determination of his compensation. Although he completes a self-assessment of his own performance against prescribed criteria, each independent director separately assesses his performance on the same criteria. He annually reviews the performance and compensation of each member of our Management Committee in consultation with the Executive Vice President, Human Resources and Development and makes recommendations regarding their compensation to the Committee. The CEO also provides input to the Committee, in consultation with the Company’s Chief Financial Officer and Executive Vice President, Human Resources and Development, on the annual incentive plan performance goals for the Company’s executive officers.

The Committee evaluates the recommendations of the CEO along with information and analysis provided by Towers Watson. The Committee exercises its discretion in evaluating, modifying, approving or rejecting the CEO’s recommendations and makes all final decisions with regard to base salary, short-term incentives and long-term incentives for executive officers. The Committee also meets periodically in executive session without any members of management present to discuss recommendations and make decisions with respect to compensation of the Company’s executive officers.

Input from Independent Compensation Consultant

The Committee has engaged Towers Watson as its independent compensation consultant to provide analysis and advice on such items as pay competitiveness, incentive plan design, performance measurement, design and use of equity compensation and relevant market practices and trends with respect to the compensation of our executive officers and non-management directors (as applicable). Among other things, Towers Watson prepares reports, delivers presentations and engages in discussions with the Committee regarding the information collected. These reports, presentations and discussions may address topics ranging from strategic considerations for compensation programs generally to the amount or specific components of each executive officer’s compensation. Towers Watson also reviews and provides input on the portions of the Company’s annual proxy statement regarding executive and director compensation matters.

At the direction of the Chair of the Committee, Towers Watson reviews Committee materials and management’s recommendations in advance of each Committee meeting or other Committee communication. Towers Watson participates in most Committee meetings, in each case at the request of the Chair of the Committee. The decisions made by the Committee are the responsibility of the Committee and may reflect factors other than the recommendations and information provided by Towers Watson.

Level of Compensation Provided

Market Positioning. We aim to set target total direct compensation for each NEO at approximately the median level provided to executives with similar responsibilities at companies in our compensation peer group, based on the most recent publicly available data, as analyzed by Towers Watson.

Our Compensation Peer Group. While we face competition in each of our businesses, no single competitor directly competes with us in all business lines. Additionally, the business lines in which we operate are generally characterized by a limited number of competitors. We believe that the following companies collectively represent the best match for Assurant because they operate in the insurance or financial services sector and may share one or more of the following characteristics with us: similar product lines; similar services and business models; similar revenues and assets; and a similar talent pool for recruiting new employees:

• Aetna Inc.	• Coventry Health Care, Inc.	• Stancorp Financial Group, Inc.

• Aflac Incorporated	• Genworth Financial, Inc.	• Sunlife Financial, Inc.

• CIGNA Corporation	• Hanover Insurance Group Inc.	• Torchmark Corporation

• CNO Financial Group, Inc.	• Humana Inc.	• Unum Group

• CNA Financial Corporation	• Markel Corporation	• W.R. Berkley Corporation

• Principal Financial Group, Inc.

We have not made any changes to our peer group since 2006. Although our position may change from year to year, based on the most recent publicly available data, we believe we are approaching the median of our compensation peer group when measured by revenues, assets and net income.

V. Governance Features of Executive Compensation

Our executive compensation programs are guided by strong governance practices intended to reinforce our pay for performance philosophy, support our culture of accountability and encourage prudent risk management. Summarized below are the key governance features of our executive compensation programs.

Executive Compensation Recoupment (“Clawback”) Policy

On November 10, 2011, the Committee implemented a policy regarding the recoupment of performance-based incentive compensation awarded to the Company’s key executives on or after January 1, 2012. The policy provides that, in the event that the Company is required to prepare a restatement of its financial results due to material noncompliance with any financial reporting requirement under the securities laws, the Committee may recover the excess of (x) any annual cash incentive and long-term cash or equity-based incentive award amounts provided to any of the Company’s current or former executive officers based on the original financial statements (including any deferrals thereof) over (y) the amounts that would have been provided based on the restatement. The recovery period may comprise up to three years preceding the date on which the Company is required to prepare the restatement. This is in addition to the clawback requirements of the Sarbanes-Oxley Act applicable to the CEO and CFO.

In determining whether to seek recovery of any excess incentive-based compensation, the Committee will consider (i) whether a covered individual engaged in intentional misconduct that contributed to the requirement to prepare a restatement, (ii) whether the assertion of a claim may violate applicable law or adversely affect the Company in any related proceeding or investigation, (iii) the cost and likely outcome of any potential litigation in connection with the Company’s efforts to recover excess incentive-based compensation, and (iv) any other factors it deems appropriate.

Stock Ownership Guidelines

As noted above, we believe that a sustained level of stock ownership is critical to ensuring that the creation of long-term value for our stockholders remains a primary objective for our executives and non-employee directors. Accordingly, in 2006 the Company adopted the following Stock Ownership Guidelines and holding requirements for its non-employee directors and senior executives:

Position	Minimum Stock Ownership Requirement
Non-Employee Director	Market value of 5 times annual base cash retainer

Chief Executive Officer	Market value of 5 times current base salary

Assurant, Inc. Executive Vice President (including all other NEOs)	Market value of 3 times current base salary

Individuals have five years from the later of July 1, 2006 or the date of their permanent appointment to a specified position to acquire the required holdings. The compliance date for Messrs Pollock, Peninger and Lemasters was July 1, 2011. Mr. Mergelmeyer has a compliance date of July 16, 2012. Mr. Colberg has a compliance date of March 28, 2016. Eligible sources of shares include personal holdings, vested or unvested restricted stock and RSUs, 401(k) holdings and Employee Stock Purchase Plan shares. Shares underlying PSUs are not counted toward the holding requirement until delivered. The Committee tracks the ownership amounts of the non-employee directors and the Management Committee on an annual basis. As of December 31, 2011, all of our NEOs were in compliance with the Company’s stock ownership requirements.

Timing of Equity Grants

Assurant does not coordinate the timing of equity awards with the release of material non-public information. Under the Company’s Equity Grant Policy, annual equity awards granted by the Committee pursuant to the ALTEIP must be granted on the second Thursday in March each year. If the Committee decides that a second grant in the same calendar year is necessary for, among other reasons, salary adjustments, promotions or new hires, additional awards under the ALTEIP may generally be granted on the second Thursday in November.

Prohibition on Hedging Transactions

The NEOs are subject to the Company’s Insider Trading Policy, which prohibits employees and directors from engaging in hedging or monetizing transactions with respect to Company securities they own.

Tax and Accounting Implications

Under IRC Section 162(m)(1)-(4), certain compensation amounts in excess of $1 million paid to a public corporation’s chief executive officer and the three other most highly-paid executive officers (other than the chief financial officer) are not deductible for federal income tax purposes unless the executive compensation is awarded under a performance-based plan approved by stockholders and meets certain additional requirements. The Committee continues to emphasize performance-based compensation for Assurant’s executives and seeks to maximize deductibility of compensation under Section 162(m)(4). However, because the Committee believes that its primary responsibility is to provide a compensation program that attracts, retains and rewards the executives necessary to successfully execute the Company’s business strategy, the Committee may approve non-deductible compensation.

The compensation that we pay to the NEOs is reflected in our consolidated financial statements as required by GAAP. The Committee considers the financial statement impact, along with other factors, in determining the amount and form of compensation provided to executives. We account for stock-based compensation under the ALTEIP and all predecessor plans in accordance with the requirements of FASB ASC Topic 718.

IV. Benefits

Assurant’s NEOs participate in the same health care, disability, life insurance, pension and 401(k) benefit plans made available generally to the Company’s U.S. employees. In addition, they are eligible for certain change of control benefits and supplemental retirement plans described below.

Change of Control Benefits. Assurant is party to a change of control agreement (a “COC Agreement”) with each of its NEOs. The purpose of these COC Agreements is to enable our executives to focus on maximizing stockholder value in the context of a control transaction without regard to personal concerns related to job security.

The COC Agreements with our NEOs contain a “double trigger,” meaning that benefits are generally payable only upon a termination of employment “without cause” or for “good reason” within two years following a change of control. Executives who have COC Agreements are also subject to non-compete and non-solicitation provisions. In addition, these agreements do not contain excise tax gross-up provisions. Rather, in the event of a change of control, our NEOs are entitled to receive either (i) the full benefits payable in connection with a change of control (whether under the COC Agreement or otherwise) or (ii) a reduced amount that falls below the applicable safe harbor provided under the IRC, whichever amount provides the greater after-tax value for the executive.

Additional information regarding the terms and conditions of the COC Agreements is provided under the heading “Narrative to the Potential Payments Upon Termination or Change of Control Table—Change of Control Agreements” on page 42, below.

Retirement Plans. We have a Supplemental Executive Retirement Plan (the “SERP”), an Executive Pension Plan (the “Executive Pension Plan”), an Executive 401(k) Plan (the “Executive 401(k) Plan”) and a Pension Plan (the “Pension Plan”). These retirement plans are intended to provide our NEOs with competitive levels of income replacement upon retirement and thus to attract and retain talented executives in key positions. The Executive Pension Plan is designed to replace income levels capped under the Pension Plan by the compensation limit of IRC Section 401(a)(17) ($245,000 for 2011). The SERP is designed to supplement the pension benefits provided under the Pension Plan, Executive Pension Plan and Social Security so that total income replacement from these programs will equal up to 50% of an NEO’s base salary plus his or her annual incentive target. Additional information regarding the terms and conditions of these plans is provided under the headings “Narrative to the Pension Benefits Table” on page 33, below, and “Narrative to the Nonqualified Defined Contribution and Other Nonqualified Deferred Compensation Plans Table” on page 38, below.

Deferred Compensation Plans. Each of the NEOs is eligible to participate in the Amended and Restated Assurant Deferred Compensation Plan (the “ADC Plan”). The ADC Plan enables key employees to defer a portion of eligible compensation, which is then notionally invested in a variety of mutual funds. Deferrals and withdrawals under the ADC Plan are intended to comply with IRC Section 409A (“Section 409A”). Before the adoption of Section 409A and the establishment of the ADC Plan in 2005, the NEOs were eligible to participate in either the Assurant Investment Plan (the “AIP”) or the American Security Insurance Company Investment Plan (the “ASIC Plan”). However, after the enactment of Section 409A, both plans were frozen as of January 1, 2005 and, currently, only withdrawals may be made.

Additional information regarding the terms and conditions of these plans is provided under the heading “Narrative to the Nonqualified Defined Contribution and Other Nonqualified Deferred Compensation Plans Table” on page 38, below.

Health and Welfare Benefits. As part of the Company’s general benefits program, the Company provides Long-Term Disability (“LTD”) coverage for all benefits-eligible employees under a group policy. LTD benefits replace 60% of an employee’s monthly plan pay (which is generally defined as base salary plus the amount of the employee’s target bonus percentage), up to a maximum monthly benefit of $15,000. As an additional benefit, each NEO is eligible for Executive LTD coverage, subject to underwriting for amounts in excess of a guaranteed monthly benefit of $3,000. Executive LTD supplements benefits payable under the standard coverage and provides a maximum monthly benefit of $25,000, less amounts payable under the group policy.4 This coverage is provided through the purchase of individual policies and is fully paid for by the Company.

Additional information regarding executive LTD benefits is provided in footnote 4 to the Summary Compensation Table on page 26, below.

[4]

Because some of Mr. Pollock’s earlier policies included an automatic increase provision, his current per month benefit under the Executive LTD program is $11,671. The automatic increase provision expired in 2010. Combined with the group LTD maximum benefit of $15,000, this gives Mr. Pollock a combined monthly benefit (including group and Executive LTD) of $26,671. This coverage is provided through a combination of individual policies and group insurance, and is fully paid for by the Company.

COMPENSATION OF NAMED EXECUTIVE OFFICERS

Summary Compensation

The following table sets forth the cash and other compensation earned by the NEOs for all services in all capacities during 2011, 2010 and 2009 as applicable.

Summary Compensation Table for Fiscal Years 2011, 2010 and 2009

Name and Principal Position	Year	Salary ($)	Bonus ($)		Stock Awards[1] ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings[2] ($)	All Other Compensation[4] ($)	Total ($)
(a)	(b)	(c)	(d)		(e)	(f)	(g)	(h)	(i)	(j)
Robert B. Pollock, President and Chief Executive Officer	2011 2010 2009	975,000 950,000 950,000	— — —		2,911,940 2,856,049 2,382,618	— — —	1,981,200 2.208,750 1,083,000	3,233,211 1,656,852 1,810,332	287,989 197,837 218,248	9,389,340 7,869,488 6,444,198
Michael J. Peninger, Executive Vice President and Chief Financial Officer	2011 2010 2009	600,000 550,000 500,000	— — 500,000		1,194,644 3,952,350 752,391	— — —	914,400 852,000 304,000	2,389,938 1,739,576 602,190	183,354 86,351 228,301	5,282,336 7,180,777 2,886,882
Alan B. Colberg, Executive Vice President, Marketing and Business Development	2011	395,417	7,500,000	[3]	905,920	—	660,400	—	6,968	9,468,705
S. Craig Lemasters, Executive Vice President; President and Chief Executive Officer, Assurant Solutions	2011	520,000	—		905,920	—	894,400	733,545	91,973	3,145,838
Gene E. Mergelmeyer, Executive Vice President; President and Chief Executive Officer, Assurant Specialty Property	2011 2010 2009	520,000 500,000 500,000	— — —		1,287,320 1,446,883 1,068,191	— — —	702,000 828,000 596,000	995,622 572,682 521,190	145,390 106,108 153,487	3,650,332 3,453,673 2,838,868

[1]

The amounts reported in column (e) for 2011, 2010 and 2009 represent awards of PSUs and RSUs. These amounts are consistent with the grant date fair values of each award computed in accordance with FASB ASC Topic 718.

The amounts included in column (e) for PSUs were computed based on the achievement of target level performance for each award. As described in “CD&A—Long-Term Equity Incentive Compensation—PSUs” on page 18 above, payouts for PSU awards can range from no payout (for performance that falls below the 25th percentile of the relative index) to 150% maximum payout (for performance at or above the 75th percentile of the relative index). Assuming the achievement of maximum level performance for each NEO, and as required to be disclosed in this footnote, the amounts in column (e) (representing both RSUs and PSUs) would be as follows: (i) for awards granted in 2011: $3,636,668 for Mr. Pollock; $1,491,969 for Mr. Peninger; $1,131,387 for each of Messrs. Colberg and Lemasters; and; $1,512,787 for Mr. Mergelmeyer; (ii) for awards granted in 2010: $3,571,573 for Mr. Pollock; $4,228,537 for Mr. Peninger; and $1,666,569 for Mr. Mergelmeyer; and (iii) for awards granted in 2009: $2,980,178 for Mr. Pollock; $941,090 for Mr. Peninger; and $1,256,890 for Mr. Mergelmeyer. The grant date fair value of PSUs was estimated on the grant date using a Monte Carlo simulation model. Please see Footnote 17, Stock Based Compensation—Performance Share Units, of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2011, as filed with the SEC (the “2011 Form 10-K”) for a discussion of the Monte Carlo simulation model and the assumptions used in this valuation.

[2]

The change in pension value is the aggregate change in the actuarial present value of the respective NEO’s accumulated benefit under the Company’s three defined benefit pension plans (the SERP, the Executive Pension Plan and the Assurant Pension Plan) from December 31, 2010 to December 31, 2011, from December 31, 2009 to December 31, 2010 and from December 31, 2008 to December 31, 2009. For each plan, the change in the pension value is determined as the present value of the NEO’s accumulated benefits at December 31, 2009, December 31, 2010 or December 31, 2011 plus the amount of any benefits paid from the plan during the year less the present value of the accumulated benefits at December 31, 2008, December 31, 2009 or December 31, 2010, as applicable. Present values of accumulated benefits at December 31, 2008, December 31, 2009, December 31, 2010 and December 31, 2011 use the same assumptions as included in the financial statements in the Company’s Annual Reports on Form 10-K for the fiscal years ending December 31, 2008, December 31, 2009, December 31, 2010 and December 31, 2011, respectively, as filed with the SEC.

[3]

This amount reflects a cash sign-on payment made to Mr. Colberg, who was appointed effective March 2011 to the newly created position of Executive Vice President, Marketing and Business Development, to induce him to join the Company as a senior executive and replace certain compensation and other benefits that he forfeited upon his resignation from Bain. Please see “CD&A—Compensation Arrangements with Mr. Colberg” for more information.

[4]

The table below details the amounts reported in the “All Other Compensation” column, which include premiums paid for Executive LTD, Company contributions to the Executive 401(k) Plan, Company contributions to the Assurant 401(k) Plan, dividends and dividend equivalents, and certain other amounts during 2011:

Name	Executive LTD	Company Contributions to Executive 401(k)	Company Contributions to Assurant 401(k)	Perquisites and Other Personal Benefits	Dividends and Dividend Equivalents[1]	Other Amounts[2]	Total
Robert B. Pollock	$4,341	$205,713	$17,150	—	$60,485	$300	$287,989
Michael J. Peninger	$4,533	$84,525	$17,150	—	$77,146	—	$183,354
Alan B. Colberg	$531	—	—	—	$6,437	—	$6,968
S. Craig Lemasters	$5,294	$50,750	$17,150	—	$18,779	—	$91,973
Gene E. Mergelmeyer	$2,521	$77,950	$17,150	—	$37,192	$10,577	$145,390

[1]

The amounts in this column reflect the dollar value of dividends and dividend equivalents paid in 2011 on unvested RSUs that were not factored into the grant date fair value required to be reported for these awards in column (e). The amounts in column (i) of the Summary Compensation Table for prior years reflect the dollar value of dividends and dividend equivalents paid on unvested awards of restricted stock and RSUs in those respective years that were not factored into the grant date fair value required to be reported for these awards in column (e). No dividends or dividend equivalents were paid on PSUs in 2011, 2010 or 2009.

[2]

Amounts in this column reflect (i) in the case of Mr. Pollock, the value of an employee anniversary award under an employee-wide program and (ii) in the case of Mr. Mergelmeyer, a payment made in 2011 for unused vacation time during 2011, as required by California state law.

Grants of Plan-Based Awards

The table below sets forth individual grants of awards made to each NEO during 2011.

Grants of Plan-Based Awards Table for Fiscal Year 2011

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards[1]			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)[2]	Grant Date Fair Value of Stock and Option Awards ($)[2]
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)	(k)	(l)
Robert B. Pollock	3/10/2011	—	—	—	—	—	—	38,315	—	38.17	1,462,484
	3/10/2011	—	—	—	19,158	38,315	57,473	—	—	37.83	1,449,456
	—	0	1,560,000	3,120,000	—	—	—	—	—	—	—
Michael J. Peninger	3/10/2011	—	—	—	—	—	—	15,719	—	38.17	599,994
	3/10/2011	—	—	—	7,860	15,719	23,579	—	—	37.83	594,650
	—	0	720,000	1,440,000	—	—	—	—	—	—	—
Alan B. Colberg	3/10/2011	—	—	—	—	—	—	11,920	—	38.17	454,986
	3/10/2011	—	—	—	5,960	11,920	17,880	—	—	37.83	450,934
	—	0	520,000	1,040,000	—	—	—	—	—	—	—
S. Craig Lemasters	3/10/2011	—	—	—	—	—	—	11,920	—	38.17	454,986
	3/10/2011	—	—	—	5,960	11,920	17,880	—	—	37.83	450,934
	—	0	520,000	1,040,000	—	—	—	—	—	—	—
Gene E. Mergelmeyer	3/10/2011	—	—	—	—	—	—	11,920	—	38.17	454,986
	3/10/2011	—	—	—	5,960	11,920	17,880	—	—	37.83	450,934
	11/10/2011	—	—	—	—	—	—	10,000		38.14	381,400
	—	0	520,000	1,040,000	—	—	—	—	—	—	—

[1]

The values in columns (c), (d), and (e) are based on multiplying a 0 (threshold), 1 (target), and 2 (maximum) multiplier times each NEO’s annual incentive target award percentage. The actual annual incentive award earned by each NEO for 2011 performance is reported in the column entitled “Non-Equity Incentive Plan Compensation” in the Summary Compensation Table.

[2]

The base price of 2011 RSU awards is equal to the closing price of Assurant, Inc. Common Stock on the grant date. The grant date fair value of each RSU award was computed in accordance with FASB ASC Topic 718 using the closing price of our Common Stock on the grant date.

The grant date fair value of each PSU award was computed in accordance with FASB ASC Topic 718 and estimated on the grant date using a Monte Carlo simulation model. Share amounts were calculated based on the achievement of target performance. Please see Footnote 17, Stock Based Compensation—Performance Share Units, of the Company’s 2011 Form 10-K for a discussion of the Monte Carlo simulation model and the assumptions used in this valuation.

Narrative to the Summary Compensation Table and Grants of Plan-Based Awards Table

Annual Incentive Awards

Annual incentive awards are paid pursuant to the ESTIP approved by the Company’s stockholders in May 2008. At the end of each year, the Committee certifies the amount of the Company’s net income and the maximum award amounts that can be paid under the ESTIP. The Committee then has discretion to pay an incentive award that is less than the applicable maximum. For 2011, the Committee exercised negative discretion to reduce participants’ awards by applying the performance goals described in the CD&A under the heading “—2011 Annual Incentive Compensation” on page 13, above. The threshold, target and maximum payout amounts disclosed in the Grants of Plan-Based Awards Table reflect the application of these performance goals and additional negative discretion in the case of the corporate-level NEOs (Messrs. Pollock, Peninger and Colberg) and Mr. Mergelmeyer.

Long-Term Equity Incentive Awards

Our outstanding equity-based awards have been granted under two long-term incentive compensation plans: the ALTEIP and the Assurant, Inc. 2004 Long-Term Incentive Plan (the “ALTIP”). The ALTEIP was approved by the Company’s stockholders in May 2008. Since then, equity grants to our NEOs have been awarded pursuant to the ALTEIP.

RSUs vest in three equal annual installments on each of the first three anniversaries of the grant date, subject to full or partial acceleration in connection with certain qualifying events. Dividend equivalents on RSUs are paid in cash during the vesting period. Participants do not have voting rights with respect to RSUs. PSUs vest on the third anniversary of the grant date, subject to a participant’s continuous employment through the vesting date and the level of performance achieved. Dividend equivalents on PSUs are accrued and paid in cash at the end of the performance period in accordance with the level of performance achieved. Participants do not have voting rights with respect to PSUs.

Prior to the adoption of the ALTEIP, our NEOs were awarded stock appreciation rights (“SARs”) and shares of restricted stock under the ALTIP. Restricted stock awards granted under the ALTIP also vest in three equal installments on each of the first three anniversaries of the grant date. Restricted stock award recipients, as beneficial owners of the shares, have full voting and dividend rights with respect to the shares during and after the restricted period. Dividends are paid in cash and are not eligible for reinvestment during the restricted period. SARs granted under the ALTIP vest on the third anniversary of the grant date. To the extent not previously exercised, SARs are automatically exercised on the earliest of (i) the fifth anniversary of the grant date, (ii) the second anniversary of the participant’s termination of employment for reason of death or disability and (iii) ninety days following the participant’s termination of employment for reasons other than retirement, disability or death.

For a discussion of the role of long-term equity incentive compensation in our overall NEO compensation program, as well as an explanation of the ratio of long-term equity incentive compensation to total compensation, please see the sections entitled “CD&A—Mix of Total Direct Compensation Elements” and “—Long-Term Equity Incentive Compensation” on pages 12 and 16, above.

Outstanding Equity Awards at Fiscal Year End

The table below provides information concerning unexercised options and stock that has not vested for each NEO outstanding as of December 31, 2011.

Outstanding Equity Awards Table for Fiscal Year 2011

Option Awards [1]							Stock Awards [1]
Name	Number of Securities Underlying Unexercised Options (#) Exercisable[2]		Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price[2] ($)	Option Expiration Date[2]	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested[3] ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested[3] ($)
(a)	(b)		(c)	(d)	(e)	(f)	(g)		(h)	(i)		(j)
Robert B. Pollock	Converted SARs	[2]
	2,920				48.08	01/01/2012
	3,442				42.43	01/01/2013
	4,365				33.45	01/01/2013
	5,820				25.08	01/01/2013
	6,666				21.89	01/01/2013
	104,637				22.00	01/01/2013
	4,564				33.13	01/01/2014
	4,831				31.30	01/01/2014
	5,348				28.26	01/01/2014
	5,691				26.56	01/01/2014
	82,473				22.00	01/01/2014
	All Other SARs
	132,350				53.48	03/08/2012
	173,400				60.65	03/13/2013
							38,315	[10]	1,573,214
										87,920	[5]	3,609,995
										64,812	[8]	2,661,181
										38,315	[11]	1,573,214
Michael J. Peninger	Converted SARs	[2]
	18,409				22.00	01/01/2012
	24,668				30.83	01/01/2012
	15,746				22.00	01/01/2013
	23,645				33.45	01/01/2013
	12,409				22.00	01/01/2014
	26,169				31.30	01/01/2014
	All Other SARs
	32,450				53.48	03/08/2012
	45,950				60.65	03/13/2013
							15,719	[10]	645,422
										27,764	[5]	1,139,990
										25,016	[8]	1,027,157
										15,719	[11]	645,422
Alan B. Colberg
							11,920	[10]	489,435
										11,920	[11]	489,435

Option Awards 1							Stock Awards 1
Name	Number of Securities Underlying Unexercised Options (#) Exercisable[2]		Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price[2] ($)	Option Expiration Date[2]	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested[3] ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested[3] ($)
(a)	(b)		(c)	(d)	(e)	(f)	(g)		(h)	(i)		(j)
S. Craig Lemasters	Converted SARs	[2]
	7,891				22.00	01/01/2013
	15,806				25.08	01/01/2013
	6,220				22.00	01/01/2014
	15,461				26.56	01/01/2014
	All Other SARs
	41,500				53.48	03/08/2012
	43,400				60.65	03/13/2013
							6,170	[4]	253,340
							8,844	[7]	363,135
							11,920	[10]	489,435
										27,764	[5]	1,139,990
										19,899	[8]	817,053
										11,920	[11]	489,435
Gene E. Mergelmeyer	Converted SARs	[2]
	—		—	—	—	—
	All Other SARs
	16,300				53.48	03/08/2012
	45,000				60.65	03/13/2013
							6,170	[4]	253,340
							8,000	[6]	328,480
							8,844	[7]	363,135
							13,500	[9]	554,310
							11,920	[10]	489,435
							10,000	[12]	410,600
										27,764	[5]	1,139,990
										19,899	[8]	817,053
										11,920	[11]	489,435

[1]	These columns represent awards under the ALTEIP, ALTIP and their predecessor plans. Awards are either SARs, restricted stock, PSUs or RSUs.

[2]

Until June 29, 2005, the Company maintained the Assurant Appreciation Incentive Rights Plan (“AAIR Plan”), which provided for the issuance of Company- and operating segment-level cash settled appreciation rights (“AAIR Plan rights”). In 2005, the Company decided to no longer issue operating segment rights or cash settled appreciation rights. The ALTIP was adopted to provide for the payment of appreciation to participants in the form of our Common Stock. As a result of the adoption of the ALTIP, the AAIR Plan rights were converted into SARs on June 30, 2005. The intrinsic value of the converted SARs did not change from that of the AAIR Plan rights. “Converted SARs” refers to the AAIR Plan rights (granted over several years prior to our initial public offering) that were converted to SARs on June 30, 2005. In delivering equivalent intrinsic value to the converted SARs, differing base prices may have resulted. Therefore, certain converted SARs with the same expiration date may have differing base prices in the table above.

[3]	Value was determined using the December 31, 2011 closing price of our Common Stock of $41.06.

[4]

This RSU award was granted on March 12, 2009 and vested in three equal annual installments on each of the first three anniversaries of the grant date, with the third installment vesting on March 12, 2012.

[5]

This PSU award was granted on March 12, 2009 and vested on the third anniversary of the grant date, subject to the level of achievement with respect to the applicable performance targets for the 2009-2011 performance period. As required under the applicable SEC rules, the values in columns (i) and (j) are reported at maximum levels based on the Company’s ranked average performance for 2009 and 2010 relative to the applicable index (which fell between the target and maximum levels) for those years, as the Company’s performance for 2011 relative to the applicable index was not determinable as of the date of filing of this proxy statement. As described in “CD&A—Long-Term Equity Incentive Compensation—PSUs” on page 18 above, payouts for PSU awards can range from no payout (for performance that falls below the 25th percentile of the relative index) to 150% maximum payout (for performance at or above the 75th percentile of the relative index). The ultimate payout under this PSU award is based on a final determination of performance during the full 2009-2011 performance period, which is not yet determinable and which may differ from the performance level required to be disclosed in this table.

[6]

This RSU award was granted on November 12, 2009 and vests in four 10% installments on each of the first four anniversaries of the grant date. The remaining 60% installment vests on the fifth anniversary of the grant date.

[7]	This RSU award was granted on March 11, 2010 and vests in three equal annual installments on each of the first three anniversaries of the grant date.

[8]

This PSU award was granted on March 11, 2010 and vests on the third anniversary of the grant date, subject to the level of achievement with respect to the applicable performance targets. As required under the applicable SEC rules, the values in columns (i) and (j) are reported at maximum levels based on the Company’s ranked average performance for 2010 relative to the applicable index (which fell between the target and maximum levels), as the Company’s performance for the 2011 performance period relative to the applicable index was not determinable as of the date of filing of this proxy statement. As described in “CD&A—Long-Term Equity Incentive Compensation—PSUs” on page 18 above, payouts for PSU awards can range from no payout (for performance that falls below the 25th percentile of the relative index) to 150% maximum payout (for performance at or above the 75th percentile of the relative index). The ultimate payout under this PSU award is based on a final determination of performance during the full 2010-2012 performance period, which is not yet determinable and which may differ from the performance level required to be disclosed in this table.

[9]

This RSU award was granted on December 9, 2010 and vests in four 10% installments on each of the first four anniversaries of the grant date. The remaining 60% installment vests on the fifth anniversary of the grant date.

[10]	This RSU award was granted on March 10, 2011 and vests in three equal annual installments on each of the first three anniversaries of the grant date.

[11]

This PSU award was granted on March 10, 2011 and vests on the third anniversary of the grant date, subject to the level of achievement with respect to the applicable performance targets. As required under the applicable SEC rules, the values in columns (i) and (j) are reported at target levels, as the Company’s performance for 2011 relative to the applicable index was not determinable as of the date of filing of this proxy statement.

[12]

This RSU award was granted on November 10, 2011 and vests in four 10% installments on each of the first four anniversaries of the grant date. The remaining 60% installment vests on the fifth anniversary of the grant date.

Option Exercises and Stock Vested in Last Fiscal Year

The following table provides information regarding all of the SARs that were exercised by the NEOs during 2011, and all RSUs and shares of restricted stock held by the NEOs that vested during 2011 on an aggregated basis.

Option Exercises and Stock Vested Table for Fiscal Year 2011

Option Awards			Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)[1]	Number of Shares Acquired on Vesting (#)		Value Realized on Vesting ($)[1]
(a)	(b)	(c)	(d)		(e)
Robert B. Pollock	58,634	2,342,428	28,806	[2]	1,109,607
			14,402		549,868
			3,270		124,849
Michael J. Peninger	12,187	469,443	11,118	[2]	428,265
			5,559		212,243
			862		32,911
			3,926		151,897
			25,000		998,750
			50,000	[2]	1,926,000
Alan B. Colberg	—	—	—		—
S. Craig Lemasters	3,196	123,110	862		32,911
	10,305	396,021	6,170		235,571
			4,422		168,832
Gene E. Mergelmeyer	4,654	186,393	4,422		168,832
			6,170		235,571
			819		31,269
			1,000		38,690
			1,500		59,925

[1]

The value realized on exercise and/or vesting was determined using the closing price of Assurant, Inc. Common Stock on the exercise or vesting date (or prior trading day if the exercise or vesting date fell on a weekend or holiday).

[2]

These amounts represent the value of outstanding RSU awards granted to Messrs. Pollock and Peninger in 2010 that, in accordance with the terms of the applicable award agreements, became fully vested in 2011 (the year following the year of grant) because these executives are eligible for retirement. Payouts in respect of these awards will continue in accordance with the standard three-year vesting schedule, subject to full payout in the event of an actual retirement from employment (in compliance with IRC Section 409A). Accordingly, the amount of compensation actually realized upon a payout will be based on the then-fair market value of the Company’s Common Stock and may differ from the amount set forth above.

Pension Benefits

The Company maintains three defined benefit pension plans. Two are nonqualified executive defined benefit pension plans: the SERP and the Executive Pension Plan. In addition, the Company maintains the Pension Plan, a broad-based, tax qualified, defined benefit pension plan.

The table below describes each plan that provides for pension payments to the NEOs.

Pension Benefits Table for Fiscal Year 2011

Name	Plan Name	Number of Years of Credited Service[1] (#)	Present Value of Accumulated Benefit ($)	Payments During Last Fiscal Year ($)
(a)	(b)	(c)	(d)	(e)
Robert B. Pollock	Pension Plan	29.5	760,869
	Executive Pension Plan	29.5	488,453
	SERP	20	15,610,353
Michael J. Peninger	Pension Plan	25	630,728
	Executive Pension Plan	25	407,341
	SERP	20	7,438,996
Alan B. Colberg	Pension Plan	0	0
	Executive Pension Plan	0	0
	SERP	0	0
S. Craig Lemasters	Pension Plan	22.5	267,750
	Executive Pension Plan	22.5	812,493
	SERP	11.41	1,642,244
Gene E. Mergelmeyer	Pension Plan	14	297,982
	Executive Pension Plan	14	195,174
	SERP	14.3	2,764,232

[1]	None of the NEOs have more years of credited service under any of the plans than actual years of service with the Company.

Narrative to the Pension Benefits Table

The following is a description of the plans and information reported in the Pension Benefits Table.

The Pension Plan

Eligible employees may generally participate in the Pension Plan on January 1 or July 1 after completing one year of service with the Company. Credited service for determining a participant’s benefit accrues after an employee begins participating in the plan and has no limit. Eligible compensation under this plan is subject to the applicable limit under IRC Section 401(a)(17) ($245,000 for 2011). Each active plan participant on December 31, 2000 was given the choice to continue having his or her benefits calculated under the applicable prior plan formula or to have his or her benefits determined under the current pension formula. Benefits for employees joining (or rejoining) the plan after December 31, 2000 are determined under the current pension formula. Messrs. Pollock, Peninger and Mergelmeyer are covered under the prior plan formula. Messrs. Colberg and Lemasters are covered under the current plan formula.

Under the current plan formula, the lump sum value of the benefit is based on the participant’s accumulated annual accrual credits multiplied by their final average earnings, but is not less than the present value of accrued benefits under the prior plan formula. Final average earnings (for both the current and prior plan formula) is defined as the highest average annual compensation for five consecutive complete calendar years of employment during the ten consecutive complete calendar years immediately prior to the participant’s termination of employment. As set forth below, annual accrual credits are measured in percentages and increase as participants reach certain credited service milestones.

Years of Service	Credit
Years 1 through 10	3%
Years 11 through 20	6%
Years 21 through 30	9%
Years over 30	12%

Under the current plan formula, the present value of accumulated benefits at December 31, 2011 is determined as the lump sum value of the benefit based on the participant’s accumulated annual accrual credits and final average earnings (which is limited by IRC Section 401(a)(17)) at December 31, 2011, but is not less than the present value of accrued benefits under the prior plan formula as of December 31, 2000.

The prior plan formula is calculated by taking (a) 0.9% multiplied by final average earnings up to Social Security covered compensation multiplied by years of credited service (up to 35 years) plus (b) 1.3% multiplied by final average earnings in excess of Social Security covered compensation multiplied by years of credited service (up to 35 years) plus (c) 1.3% multiplied by final average earnings multiplied by years of credited service in excess of 35. Under the prior plan formula, the present value of accumulated benefits at December 31, 2011 is determined based on the accrued plan benefit at that date and assumes the following: (1) the executives will retire from Assurant at age 65, (2) 35% of executives will receive their payments in the form of a life annuity and 65% of executives will receive their payments in the form of a 50% joint & survivor annuity, and (3) the present value of annuity benefits is based on an interest rate assumption of 4.59% and the RP 2000 generational mortality table (which is the mortality table assumption from the plan’s most recent financial statement disclosure).

The normal retirement age for the Assurant Pension Plan is 65. Benefits are actuarially reduced for any payment prior to age 65. A participant covered under the prior plan formula generally can commence his or her benefit at age 55, provided that he or she has accrued ten years of credited service, or elect to commence benefits at age 65. Participants covered under the current plan formula may immediately commence their benefit at termination of employment or they may elect to defer the commencement up to age 65. A participant becomes 100% vested in the benefits under the current plan formula after three years of vesting service. If the participant elected to participate in the prior plan formula, the benefits will become vested after five years of vesting service. All of the NEOs other than Mr. Colberg are 100% vested. If the participant is married, the normal form of payment is a 50% joint and survivor annuity. If the participant is not married, the normal form of payment is a life annuity.

The Executive Pension Plan

Eligible employees may generally begin participating in the Executive Pension Plan on January 1 or July 1 after completing one year of service with the Company and when their eligible compensation exceeds the IRC Section 401(a)(17) compensation limit ($245,000 for 2011). For participants who are covered under the prior plan formula, eligible compensation was capped for 2011 at $385,000 and this cap is adjusted annually for inflation. Eligible compensation for participants covered under the current plan formula is not capped. With respect to the plan formula to determine benefits, the elections made under the Assurant Pension Plan on December 31, 2000 also apply to the Executive Pension Plan. Messrs. Pollock, Peninger and Mergelmeyer are covered under the prior plan formula. Messrs. Colberg and Lemasters are covered under the current plan formula.

A participant’s benefit under the Executive Pension Plan is equal to the benefit he or she would have received under the Pension Plan at normal retirement age (65), recognizing all eligible compensation (not subject to the IRC limit) reduced by the benefit payable under the Pension Plan. The benefits under the Executive Pension Plan are payable only in a lump sum following termination of employment. Payments will be made following termination of employment and are subject to the restrictions under Section 409A. Service covered under each of these formulas begins with participation in the Executive Pension Plan and has no limit. A participant becomes vested in the benefits under the Executive Pension Plan after three years of service if the participant has elected to participate in the current plan formula, and after five years of service if the participant has elected to participate in the prior plan formula. Messrs. Pollock, Peninger, Lemasters and Mergelmeyer are 100% vested in their Executive Pension Plan benefit. As of December 31, 2011, Mr. Colberg was not vested in any portion of his Executive Pension Plan benefit.

The methodology for determining the present value of the accumulated benefits under the Executive Pension Plan uses the same assumptions and methodologies as the Assurant Pension Plan described above, except that benefits calculated under the prior plan formula are paid as a lump sum rather than an annuity. For current plan formula participants, the present value of accumulated benefits at December 31, 2011 is determined as the lump sum value of the benefit based on the participant’s accumulated annual accrual credits and unlimited final average earnings as of December 31, 2011 offset by the Assurant Pension Plan benefits. For prior plan benefits, the present value of accumulated benefits at December 31, 2011 is based on the benefit produced under the prior plan formula converted to a lump sum payment5 at the plan’s normal retirement age of 65.

The SERP

To participate in the SERP, an executive is nominated by the Company and approved by the Committee. Under the SERP, when a participant terminates employment, he or she is entitled to a benefit equal to a “Target Benefit” that is offset by the participant’s benefit payable from the Pension Plan, the Executive Pension Plan and the participant’s estimated Social Security benefit. The Target Benefit is equal to 50% of the participant’s eligible compensation multiplied by a fraction, not to exceed 1.0, whose numerator is equal to the number of months of credited service at termination, and whose denominator is equal to 240. After 20 years of credited service and turning age 60 or 62 or 65, as applicable, a participant will earn a full 50% benefit under the SERP payable as a life annuity. Generally, credited service is based on the participant’s years of service with the Company. If a participant was formerly employed by an acquired company, then service with that company may be recognized under the SERP at the discretion of the Committee. In 2006, based on a study of the market practice, the Committee approved a change to the normal retirement age from age 60 to age 62. This change is effective only for participants who joined the SERP during the period January 1, 2007 – December 31, 2009. Because Messrs. Mergelmeyer and Lemasters were approved for participation in the SERP after January 1, 2007, the change in normal retirement age applies to them. For participants who join the SERP on or after January 1, 2010, the normal retirement age is 65. Because Mr. Colberg was approved for participation in the SERP after January 1, 2010, this change applies to him. A participant commences vesting in the SERP on the second anniversary of participation and continues to vest at the rate of 3% for each month of employment thereafter with the Company.

[5]

The lump sum conversion basis at retirement consists of the greater of an interest rate of 4.25% and the 1994 Group Annuity Mortality Table and segmented high-quality corporate bond rates using the mortality required by IRC Section 417(e), as updated by the Pension Protection Act of 2006 (the “PPA”). Accordingly, the lump sum values shown are based on an interest rate of 2.07% for years 0-5, 4.45% for years 5-20 and 5.24% for years 20+. The present value of the lump sum payment is determined using a pre-retirement interest rate of 4.40%.

For benefits earned and vested as of December 31, 2004, a participant may commence his or her vested SERP benefit at any time following termination and the default form of payment under the SERP is a single lump sum payment that is the actuarial equivalent of the SERP benefit payable as a life annuity (but a participant may elect a different form of benefit). For benefits earned or vested after December 31, 2004, the only form of payment available under the SERP is a single lump payment that is the actuarial equivalent of the SERP benefit payable as a life annuity.

Messrs. Pollock, Peninger and Lemasters are 100% vested in their SERP benefit and Mr. Mergelmeyer is 54% vested in his SERP benefit. As of December 31, 2011, Mr. Colberg had not vested in any portion of his SERP benefit. Messrs. Pollock and Peninger have 20 years of credited service and therefore will only continue to accrue benefits under the SERP due to increases in eligible compensation (as defined in the SERP). None of the NEOs had attained normal retirement age as of December 31, 2011; therefore, if they had terminated employment on or prior to that date, their SERP benefit would have been actuarially reduced to reflect their respective ages.

The present value of the accumulated benefits at December 31, 2011 was determined based on the December 31, 2011 accrued benefit using the base salary, target ESTIP award and credited service at December 31, 2011. The present value of the accumulated benefits at December 31, 2011 is determined assuming the following: (1) the executives will retire from Assurant at the plan’s normal retirement age; (2) the executives will receive their benefits in accordance with their current form of payment elections; (3) for Messrs. Pollock and Peninger’s grandfathered benefits earned and vested as of December 31, 2004, the present value of the annuity benefits is determined using an interest rate of 4.40% and the RP 2000 generational mortality table; and (4) the present value of single lump sum benefits is determined using an interest rate of 4.40% to the retirement date and a lump sum conversion factor6 at retirement.

Number of Years of Credited Service

The number of years of credited service varies between plans for the following reasons. Eligibility for the Pension Plan and Executive Pension Plan is based on a one-year waiting period from date of hire and results in the same amount of credited service under both plans. Eligibility under the SERP generally recognizes all service with the Company; however, if a participant was formerly employed by an acquired company, then service with that company may or may not be recognized under the SERP at the discretion of the Committee. Messrs. Pollock and Mergelmeyer have prior service that was not recognized. For purposes of determining the amount of benefits payable under the SERP, credited service is capped at 20 years.

[6]

The lump sum values shown for Messrs. Pollock, Peninger, Lemasters and Mergelmeyer are based on December monthly bond segment rates of 2.07% for years 0-5, 4.45% for years 5-20 and 5.24% for years 20+. The mortality is based on the IRC Section 417(e) mortality prescribed by the PPA.

Nonqualified Defined Contribution and Other Nonqualified Deferred Compensation Plans

The table below sets forth, for each NEO, information with respect to each defined contribution or other plan that provides for the deferral of compensation on a basis that is not tax-qualified. The Company currently maintains the ADC Plan, which provides for the deferral of compensation on a basis that is not tax-qualified. The AIP and the ASIC Plan were frozen in December 2004. The Executive 401(k) Plan is a nonqualified defined contribution plan.

Nonqualified Defined Contribution and Other Nonqualified Deferred Compensation Plans Table

for Fiscal Year 2011

Name	Plan	Executive Contributions in Last FY ($)		Registrant Contributions in Last FY1,2 ($)		Aggregate Earnings in Last FY1 ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at last FYE[1] ($)
(a)		(b)		(c)		(d)	(e)	(f)
Robert B. Pollock	ADC Plan	441,750		—	[3]	35,846	—	2,570,796
	AIP	—	[4]	—	[4]	—	—	—
	Executive 401(k) Plan	—	[4]	205,713		(45,668)	—	1,685,752
	TOTAL	441,750		205,713		(9,822)	—	4,256,548
Michael J. Peninger	ADC Plan	—		—	[3]	—	—	—
	AIP	—	[4]	—	[4]	—	—	—
	Executive 401(k) Plan	—	[4]	84,525		232	—	523,165
	TOTAL	—		84,525		232	—	523,165
Alan B. Colberg	ADC Plan	—		—	[3]	—	—	—
	AIP	—	[4]	—	[4]	—	—	—
	Executive 401(k) Plan	—	[4]	—		—	—	—
	TOTAL	—		—		—	—	—
S. Craig Lemasters	ADC Plan	242,520		—	[3]	(1,997)	—	546,881
	AIP	—	[4]	—	[4]	—	—	—
	Executive 401(k) Plan	—	[4]	50,750		173	—	392,239
	TOTAL	242,520		50,750		(1,824)	—	939,120
Gene E. Mergelmeyer	ADC Plan	—		—	[3]	60,145	315,771	935,490
	ASIC	—	[4]	—	[4]	36,630	—	639,332
	Executive 401(k) Plan	—	[4]	77,950		115	—	399,487
	TOTAL	—		77,950		96,890	315,771	1,974,309

[1]

The amounts in column (c) were reported as compensation in the last completed fiscal year in the “All Other Compensation” column of the Summary Compensation Table as follows: for Mr. Pollock, $205,713 of Company contributions to the Executive 401(k) Plan; for Mr. Peninger, $84,525 of Company contributions to the Executive 401(k) Plan; for Mr. Mergelmeyer, $77,950 of Company contributions to the Executive 401(k) Plan; and for Mr. Lemasters, $50,750 of Company contributions to the Executive 401(k) Plan. Mr. Colberg did not have one year of service and therefore was not eligible to participate in the Executive 401(k) during 2011.

The NEOs’ Aggregate Earnings in the last fiscal year reported in column (d) with respect to the ADC Plan, ASIC Plan and AIP, as applicable, represent the notional capital gains or losses on investments in publicly available mutual funds, and notional interest and dividends held in the plans, during 2011. The Company does not provide any preferential or above market earnings or contributions. These earnings are not reported in any column of the Summary Compensation Table. With respect to the Executive 401(k) Plan, the aggregate earnings represent the notional capital gains or losses, interest and dividends on the aggregate balance during 2011. Similarly, the Company does not provide any above market or preferential earnings and these earnings are not reported in the Summary Compensation Table.

The amounts in column (f) are as follows:

For the ADC Plan, the following amounts that are part of the totals in column (f) were also reported as compensation in the “Non-Equity Incentive Pay Compensation” column of the Summary Compensation Table: for Mr. Pollock, $441,750; and for Mr. Lemasters, $112,500 for 2010.

For the AIP and ASIC Plan, no contributions were made during the fiscal year 2011 because both plans have been frozen since December 2004.

For the Executive 401(k) Plan, the following amounts that make up the totals in column (f) were reported as compensation in the “All Other Compensation” column of the Summary Compensation Table for the 2009, 2010 and 2011 fiscal years, as applicable: for Mr. Pollock, $164,062 for 2009, $125,160 for 2010, and $205,713 for 2011; for Mr. Peninger, $85,050 for 2009, $42,630 for 2010, and $84,525 for 2011; for Mr. Mergelmeyer, $72,649 for 2009, $59,839 for 2010, and $77,950 for 2011; and for Mr. Lemasters, $50,750 for 2011.

[2]

The Executive 401(k) Plan amounts reported in this column reflect the Company contribution to the Executive 401(k) Plan (7% of eligible compensation in excess of the limit under IRC Section 401(a)(17)) that was made in February 2012.

[3]	The Company does not currently make any contributions to the ADC Plan.

[4]

Because the AIP and ASIC Plan have both been frozen since December 2004, no contributions could have been made during fiscal year 2011. The Executive 401(k) Plan does not provide for participant contributions.

The Company does not consider RSUs or PSUs that are reflected in the “Outstanding Equity Awards for Fiscal Year 2011” Table above to be deferred compensation and has not included them in the above table.

Narrative to the Nonqualified Defined Contribution and Other Nonqualified Deferred Compensation Plans Table

The following is a description of the plans and information reported in the Nonqualified Defined Contribution and Other Nonqualified Deferred Compensation Plans Table.

The ADC Plan

Participation in the ADC Plan is restricted to a select group of management or highly compensated employees of the Company and to our non-employee directors. Under the terms of the ADC Plan, deferral elections can be made once a year with respect to base salary, incentive payments or (with respect to any non-employee director) director fees to be earned in the following year. Amounts deferred under the ADC Plan are notionally invested in accordance with participant elections among various publicly available mutual funds and any notional earnings or losses are credited to a deemed investment account. The Company does not provide any above market earnings or preferential earnings to participants. Each deferral must remain in the plan for at least one full calendar year, until July 1 of the following year or until the earlier of termination, disability or death. Deferrals cannot be changed or revoked during the plan year, except as permitted by applicable law. Upon a voluntary or involuntary termination (including retirement) or disability, participants can withdraw their account balances from the ADC Plan in a lump sum or in annual installments over five, ten or fifteen years or other agreed upon installment schedule between the participant and the administrator. As a result of Section 409A, certain key employees (including the NEOs) are subject to a six-month waiting period for distributions following termination.

The AIP and the ASIC Plan

Prior to the establishment of the ADC Plan in 2005, NEOs other than Mr. Colberg (who was first employed by the Company in 2011) and Mr. Mergelmeyer were eligible to participate in the AIP, and Mr. Mergelmeyer was eligible to participate in the ASIC Plan. The AIP and the ASIC Plan permitted key employees to exchange a portion of their compensation for options to purchase certain publicly available mutual funds. The Company did not provide any above market earnings or preferential earnings to the participants. The AIP and the ASIC Plan were both frozen in December 2004. Since then, participants have been able to withdraw amounts from the AIP and the ASIC Plan, as applicable, and have the ability to change their investment elections, but any subsequent deferrals of compensation have been made under the ADC Plan.

The Executive 401(k) Plan

Eligible employees may generally participate in this plan after completing one year of service with the Company and when their eligible compensation exceeds the compensation limit under the IRC. The Company made an annual contribution for each participant in this plan equal to 7% of eligible compensation in excess of the IRC limit ($245,000 for 2011). To be eligible for the contribution, the participant must be employed on the last regularly scheduled work day of the year unless the participant retires, becomes totally disabled or dies, or his or her employment is terminated in the fourth quarter of the year as a result of a reduction in force. The participants select among various publicly available mutual funds in which the contributions are deemed to be invested on a tax deferred basis. These notional contributions are credited with notional earnings and losses based on the performance of the mutual funds. The Company does not provide any above market earnings or preferential earnings to the participants. Please see footnote 4 to the Summary Compensation Table on page 26, above, for quantification of Company contributions to the Executive 401(k) Plan in 2011.

Benefits under the Executive 401(k) Plan are payable only in a lump sum following termination of employment. Payments made following termination of employment are subject to the restrictions of IRC Section 409A, including the six-month delay described above. A participant becomes vested in the benefits under the Executive 401(k) Plan after three years (for plan years prior to 2012) or two years (beginning with the 2012 plan year) of service. All of the NEOs other than Mr. Colberg are currently 100% vested in their Executive 401(k) Plan benefit.

Potential Payments Upon Termination or Change of Control

The following section sets forth for each NEO, an estimate of potential payments the NEO would have received at, following, or in connection with termination of employment under the circumstances described below on December 31, 2011.

Potential Payments Upon Termination or Change of Control Table on December 31, 2011

Name	Payout if Terminated Voluntarily 12/31/11 Not Retirement)[1]	Payout if Terminated Voluntarily 12/31/11 Retirement)[1]	Payout if Terminated Involuntarily 12/31/11[2]	Payout if Terminated Upon Change of Control 12/31/11		Payout if Terminated Upon Death 12/31/11	Payout if Terminated Upon Disability 12/31/11
	(a)	(b)	(c)	(d)		(e)	(f)
Robert B. Pollock
STIP Award	—	—	—	$780,000		—	—
Long-Term Equity Awards[3]	—	$6,165,775	$6,165,775	$9,312,203		$5,392,533	$5,392,533
Executive Pension Plan[4]	—	$563,582	$563,582	$563,582		$518,496	$563,582
SERP[5]	—	$15,275,287	$15,275,287	$17,966,720	[6]	$13,867,361	$15,275,287
Executive 401(k) Plan[7]	—	$1,891,465	$1,891,465	$1,891,465		$1,891,465	$1,891,465
Welfare Benefit Lump Sum[8]	—	—	—	$39,001		—	—
Severance	—	—	—	$7,605,000		—	—
Outplacement[9]	—	—	—	$8,000		—	—
TOTAL	—	$23,896,109	$23,896,109	$38,165,971		$21,669,855	$23,122,867
Michael J. Peninger
STIP Award	—	—	—	$360,000		—	—
Long-Term Equity Awards[3]	—	$4,207,582	$4,207,582	$5,498,427		$1,981,679	$1,981,679
Executive Pension Plan[4]	—	$470,979	$470,979	$470,979		$435,184	$470,979
SERP[5]	—	$6,898,230	$6,898,230	$8,647,658	[6]	$6,598,984	$6,898,230
Executive 401(k) Plan[7]	—	$607,690	$607,690	$607,690		$607,690	$607,690
Welfare Benefit Lump Sum[8]	—	—	—	$34,850		—	—
Severance	—	—	—	$3,960,000		—	—
Outplacement[9]	—	—	—	$8,000		—	—
TOTAL	—	$12,184,481	$12,184,481	$19,587,603		$9,623,537	$9,958,578
Alan B. Colberg
STIP Award	—	—	—	$260,000		—	—
Long-Term Equity Awards[3]	—	—	$271,899	$978,870		$271,899	$271,899
Executive Pension Plan[4]	—	—	—	—		—	—
SERP[5]	—	—	—	$444,365	[6]	—	—
Executive 401(k) Plan[7]	—	—	—	—		—	—
Welfare Benefit Lump Sum[8]	—	—	—	$36,579		—	—
Severance	—	—	—	$3,120,000		—	—
Outplacement[9]	—	—	—	$8,000		—	—
TOTAL	—	—	$271,899	$4,847,814		$271,899	$271,899
S. Craig Lemasters
STIP Award	—	—	—	$260,000		—	—
Long-Term Equity Awards[3]	—	—	$1,684,979	$1,684,979	[10]	$1,684,979	$1,684,979
Executive Pension Plan[4]	$812,493	—	$812,493	$812,493		$812,493	$812,493
SERP[5]	$1,375,153	—	$1,375,153	$2,303,147	[6]	$1,375,153	$1,375,153
Executive 401(k) Plan[7]	$442,989	—	$442,989	$442,989		$442,989	$442,989
Welfare Benefit Lump Sum[8]	—	—	—	$37,358		—	—
Severance	—	—	—	$3,120,000		—	—
Outplacement[9]	—	—	—	$8,000		—	—
TOTAL	$2,630,635	—	$4,315,614	$8,668,965		$3,872,625	$3,872,625

Name	Payout if Terminated Voluntarily 12/31/11 Not Retirement)[1]	Payout if Terminated Voluntarily 12/31/11 Retirement)[1]	Payout if Terminated Involuntarily 12/31/11[2]	Payout if Terminated Upon Change of Control 12/31/11		Payout if Terminated Upon Death 12/31/11	Payout if Terminated Upon Disability 12/31/11
	(a)	(b)	(c)	(d)		(e)	(f)
Gene E. Mergelmeyer
STIP Award	—	—	—	$260,000		—	—
Long-Term Equity Awards[3]	—	—	$1,866,300	$1,866,300	[10]	$1,866,300	$1,866,300
Executive Pension Plan[4]	$233,380	—	$233,380	$233,380		$213,613	$233,380
SERP[5]	$1,289,617	—	$1,289,617	$3,579,076	[6]	$2,388,184	$2,388,184
Executive 401(k) Plan[7]	$477,438	—	$477,438	$477,438		$477,438	$477,438
Welfare Benefit Lump Sum[8]	—	—	—	$36,164		—	—
Severance	—	—	—	$3,120,000		—	—
Outplacement[9]	—	—	—	$8,000		—	—
TOTAL	$2,000,435	—	$3,866,735	$9,580,358		$4,468,097	$4,487,864

[1]

As of December 31, 2011, Messrs. Pollock and Peninger met the requirements for retirement eligibility (age 55 with 10 years of service). Accordingly, a voluntary termination by either executive would be considered a retirement and column (a) “Payout if Terminated Voluntarily (Not Retirement)” would not apply. Because none of the other NEOs were retiree eligible as of December 31, 2011, the column entitled “Payout if Terminated Voluntarily (Retirement)” does not apply to them.

[2]

The values in this column reflect an involuntary termination for reasons other than for cause or as a result of a change in control. In the event of an involuntary termination for cause, the same amounts would be payable except (1) the NEOs would not receive a SERP payment and (2) the NEOs would not receive a pro-rata vesting with respect to their ALTEIP grants.

[3]

These amounts assume accelerated vesting and/or exercise of all or a portion of unvested equity awards on December 31, 2011 based on the closing stock price of $41.06. These amounts also reflect accelerated vesting in the event of a change of control of the Company (with the exception of Messrs. Mergelmeyer and Lemasters) and pro rata vesting in the event of death, disability or an involuntary termination other than for cause. PSU amounts are computed based on the achievement of target level performance for each award.

[4]	Executive Pension Plan benefits are payable only as a lump sum payment and as soon as administratively feasible following termination (in compliance with IRC Section 409A).

[5]	SERP payments are all shown as the present value of the retirement benefit.

[6]

Upon a change of control (under the SERP), participants are granted three additional years of benefit service (capped at 20 years) and are considered three years older. The amounts in this column represent the present value of the SERP benefit under these conditions.

[7]	This amount includes the Company contribution to the Executive 401(k) Plan which was made in February 2012 because that amount would have been payable to an NEO if he terminated on December 31, 2011.

[8]

This amount represents a one-time lump sum payment by the Company that equals the value of Company paid premiums for the medical, dental, life insurance and disability plans as of December 31, 2011 for 18 months based on the individual’s benefit election (in accordance with IRC Section 409A).

[9]	This amount represents the Company’s best estimate of the costs of outplacement services for an NEO.

[10]

The amounts in column (d) for Messrs. Mergelmeyer and Lemasters are determined based on a hypothetical change of control of Assurant Specialty Property and Assurant Solutions, respectively, upon which acceleration of awards under the ALTEIP would be prorated based on treatment as an involuntary termination. Had a change of control of the Company occurred on December 31, 2011, the value of accelerated equity for Mr. Mergelmeyer would have been $4,193,417 and for Mr. Lemasters, $2,900,027 based on the closing stock price of $41.06 for our Common Stock on that date.

Narrative to the Potential Payments Upon Termination or Change of Control Table

The following is a description of the information reported in the Potential Payments Upon Termination or Change of Control Table, including the material terms of the Change of Control Agreements and the methodology and material assumptions made in calculating the Executive Pension Plan and SERP benefits payable in the event of disability or death. The material terms of the Executive Pension Plan and the SERP are described in the section entitled “Narrative to the Pension Benefits Table” on page 33. The material terms of the ADC Plan and the Executive 401(k) Plan are described in the section entitled “Narrative to the Nonqualified Defined Contribution and Other Nonqualified Deferred Compensation Plans Table” on page 38. Additional information on the ALTEIP is provided in the CD&A and in the section entitled “Narrative to the Summary Compensation Table and Grants of Plan-Based Awards Table” on page 28.

Treatment of Annual Incentive Awards

Under the ESTIP, if a participant’s employment is terminated during a performance period due to disability or death, the Committee may grant the participant an award in any amount the Committee deems appropriate. If a participant’s employment is terminated during a performance period due to retirement, any award for that participant will be subject to the maximum limits under the ESTIP (participant’s allocated portion of 5% of the Company’s net income as defined under the ESTIP), based on the amount of the Company’s net income for the full performance period. If a participant’s employment terminates for any other reason, any award paid to that participant will be subject to the maximum limits described above, pro-rated to reflect the number of days in the performance period that the participant was employed. Upon a change of control of the Company, each participant will be paid an amount based on the level of achievement of the performance goals as determined by the Committee no later than the date of the change of control.

Accelerated and Pro-rated Vesting of Equity Awards

In the event of a change of control, restricted stock, SARs and RSUs vest in full. PSUs vest (a) at the target performance level, if a change of control occurs in the year in which the award is granted or (b) based on the greater of actual performance through the time of the change of control or the target performance level, if a change of control occurs after the year in which the award is granted.

Upon a termination due to death or disability, SARs, restricted stock, RSUs and PSUs vest on a pro-rata basis (subject, in the case of PSUs, to the level of performance achieved). Pro-rata vesting upon retirement is discretionary for restricted stock and SAR awards. RSUs and PSUs are settled in full upon retirement (subject, in the case of PSUs, to the level of performance achieved), except for grants made in the year of retirement, which are forfeited. RSUs and PSUs vest on a pro-rata basis upon an involuntary termination without cause (subject, in the case of PSUs, to the level of performance achieved), and are forfeited upon a voluntary termination. Unvested SARs and restricted stock are forfeited in the event of a voluntary or involuntary termination.

The SERP

Messrs. Pollock, Peninger and Lemasters are 100% vested in their SERP benefit and Mr. Mergelmeyer is 54% vested in his SERP benefit. As of December 31, 2011, Mr. Colberg had not vested in any portion of his SERP benefit. Messrs. Pollock and Peninger have 20 years of credited service and therefore will only continue to accrue benefits under the SERP due to increases in eligible compensation (as defined in the SERP). None of the NEOs have attained normal retirement age under the SERP as of December 31, 2011; therefore, had their employment terminated as of such date, their SERP benefit would have been actuarially reduced to reflect their ages.

If there is a change of control with respect to the Company or operating segment, and within two years after the change of control a participant’s employment is terminated without cause or the participant terminates employment for good reason (as defined in the SERP), then (1) the participant will become 100% vested in his or her SERP benefit; (2) the participant will be credited with 36 additional months of service for purposes of computing his or her target benefit; (3) the actuarial reduction for commencement of the SERP benefit prior to normal retirement age will be calculated as though the participant was 36 months older than his or her actual age; and (4) the participant may receive his or her SERP benefit following a change of control at a time and in an optional form that is different than the time and optional form that he or she would receive under circumstances not related to a change of control. This election may not be changed within one year prior to the participant’s termination date. In the event of a termination of employment other than described above, the following applies: (i) a participant will automatically become 100% vested in his or her SERP benefit in the event of death or disability; and (ii) a participant will forfeit any remaining benefit in the event he or she is terminated for cause or commits a material breach of certain covenants regarding non-competition, confidentiality, non-solicitation of employees or non-solicitation of customers.

As of December 31, 2011, for grandfathered benefits (the benefit portion of the SERP that was earned and vested as of December 31, 2004), in the event of termination, Mr. Pollock had elected to take his SERP benefit at age 60 in the form of a 100% joint and survivor annuity. Mr. Peninger had elected to take his SERP benefit in the form of a 100% joint and survivor annuity as soon as practicable following termination and in accordance with Section 409A. In the event of death, Messrs. Pollock and Peninger have elected single lump sum payments. Messrs. Colberg, Lemasters and Mergelmeyer do not have a grandfathered benefit earned and vested as of December 31, 2004. For all of the NEOs, as of January 1, 2008, for benefits earned and vested after December 31, 2004, the only form of payment available under the SERP is a single lump payment that is the actuarial equivalent of the SERP benefit payable as a life annuity.

The Executive 401(k) Plan

The benefits under the Executive 401(k) Plan are payable only in a lump sum following termination of employment. Payments made following termination of employment are subject to the restrictions of Section 409A.

Change of Control Agreements

The Company is a party to a COC Agreement with each NEO. The COC Agreements generally provide that if, during the two-year period following a change of control (as defined in the COC Agreements), the executive’s employment is terminated by the Company other than for cause or disability, or by the executive for good reason (each as defined in the COC Agreements), the executive would be entitled to receive, subject to the executive’s execution of a release of claims, within 60 days of the termination (or such later date that may be required by tax laws governing deferred compensation), a payment equal to 0.5 times the target annual ESTIP award for the year in which the date of termination occurs, an amount of cash severance equal to three times the sum of the executive’s annual base salary plus target ESTIP award, continued welfare benefits for the 18-month period following the date of termination, and outplacement benefits.

Effective as of February 1, 2010, each member of our Management Committee entered into an amendment that eliminated the excise tax gross-up provisions in his or her COC Agreement with the Company. Accordingly, our NEOs are entitled to receive either (i) the full benefits payable in connection with a change of control (whether under the COC Agreement or otherwise) or (ii) a reduced amount that falls below the applicable safe harbor provided under the IRC, whichever amount generates the greater after-tax value for the executive.

Termination in Anticipation of a Change of Control. If an executive’s employment with the Company is terminated by the Company without cause or by the executive for good reason prior to the date on which a change of control occurs, and if it is reasonably demonstrated by the executive that such termination of employment (i) was at the request of a third party that has taken steps reasonably calculated to effect a change of control or (ii) otherwise arose in connection with or in anticipation of a change of control, then the executive will be entitled to the severance and other benefits described above.

Funding of Severance Payment Obligations. Within five business days of the executive’s date of termination after a change of control, the Company must establish and fund a trust in an amount of cash equal to the amount of the severance payments to which the executive may become entitled under the COC Agreements.

Definition of “Change of Control”. For purposes of the agreements, change of control is defined as:

•

a change in a majority of the Company’s Board (the “Incumbent Board”) excluding any persons approved by a vote of at least a majority of the Incumbent Board other than in connection with an actual or threatened proxy contest;

•

an acquisition by an individual, entity or a group of 30% or more of the Company’s Common Stock or voting securities (excluding an acquisition directly from the Company, by the Company, by an employee benefit plan of the Company or pursuant to a transaction described immediately below);

•

consummation of a merger, consolidation or similar transaction, or sale of all or substantially all of the Company’s assets other than a business combination in which all or substantially all of the stockholders of the Company receive 60% or more of the stock of the company resulting from the business combination, at least a majority of the board of directors of the resulting corporation were members of the Incumbent Board, and after which no person owns 30% or more of the stock of the resulting corporation, who did not own such stock immediately before the business combination;

•	stockholder approval of a complete liquidation or dissolution of the Company; or

•

for the NEOs who are officers of an operating division of the Company only (Messrs. Mergelmeyer and Lemasters), the sale or other disposition of the companies, assets or businesses comprising the division having (A) book value equal to at least 70% of the book value of the aggregate consolidated assets of the division immediately prior to such sale or disposition, or (B) market value equal to at least 70% of the market value of the aggregate consolidated assets of the division immediately prior to such sale or disposition; provided, that neither an initial public offering of some or all of the division nor a spin-off to the Company’s stockholders of some or all of the companies or business divisions comprising the division (or a transaction having a similar effect) shall constitute a change of control.

Non-Competition and Non-Solicitation. Under the COC Agreements, executives may not engage in activity competitive with the Company (including as an employee or officer of a competitor) or solicit customers of the Company during the period beginning on January 1, 2009 and expiring on the date of a change of control. If the executive’s employment is terminated before a change of control occurs, the length of the applicable non-competition period varies based on the type of termination. Specifically, if the executive’s employment is terminated by the Company for cause or by the executive without good reason, the non-competition period will expire six months after the date of termination. If the executive’s employment is terminated by the Company without cause or by the executive for good reason, the non-competition period will expire on the date of termination. Executives also may not employ or offer to employ officers or employees of the Company or any of its subsidiaries during the period beginning on January 1, 2009 and ending one year after the date of termination of the executive’s employment.

Amounts Previously Earned and Payable Regardless of Termination or Change of Control

The amounts reflected in the Potential Payments Upon Termination or Change of Control Table show payments that the NEOs could only receive in the event of termination or change of control. The amounts reflected below were earned in previous years and were already available to the NEOs through withdrawal or exercise regardless of termination or change of control. These amounts include vested and unexercised SARs and deferred compensation balances held in the AIP, ASIC Plan and/or ADC Plan. The vested and unexercised SARs amounts below assume a vesting date of December 31, 2011, an exercise date of December 31, 2011 and a base price of $41.06.

The following amounts would have been available on December 31, 2011 for withdrawal or exercise by the NEOs regardless of termination or change of control: for Mr. Pollock, $4,054,652 in vested and unexercised SARs, and $2,570,796 from the ADC Plan; for Mr. Peninger, $1,575,211 in vested and unexercised SARs; for Mr. Mergelmeyer, $639,332 from the ASIC Plan, and $935,490 from the ADC Plan; and for Mr. Lemasters, $745,720 in vested and unexercised SARs, and $546,881 from the ADC Plan.

COMPENSATION OF DIRECTORS

The following table sets forth the cash and other compensation earned by (or accrued to) the members of the Board of Directors of Assurant for all services in all capacities during the fiscal year ended December 31, 2011. Mr. Pollock is not eligible to participate in the Directors Compensation Plan and did not receive any compensation for serving as a director.

Director Compensation Table for Fiscal Year 2011

Name	Fees Earned or Paid in Cash ($)		Stock Awards ($)[1]	Option Awards ($)[2]	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings	All Other Compensation ($)[6]	Total ($)

(a)	(b)		(c)	(d)	(e)	(f)	(g)	(h)
Beth L. Bronner[3]	30,898		—	—	—	—	735	31,633
Howard L. Carver	112,065		80,012	—	—	—	6,797	198,874
Juan N. Cento	89,000		80,012	—	—	—	3,297	172,309
Elyse Douglas	36,005		80,004	—	—	—	803	116,812
Allen R. Freedman[3]	25,898		—	—	—	—	3,235	29,133
Lawrence V. Jackson	91,097	[5]	80,012	—	—	3,824	5,934	180,867
David B. Kelso	99,000		80,012	—	—	—	5,797	184,809
Charles J. Koch	94,000		80,012	—	—	—	5,797	179,809
H. Carroll Mackin	99,000	[4,5]	80,012	—	—	9	5,797	184,818
John M. Palms[3]	30,898		—	—	—	—	965	31,863
Paul J. Reilly	47,008		80,017	—	—	—	834	127,859
Elaine D. Rosen	203,032		80,012	—	—	—	5,797	288,841
Robert W. Stein	22,250		80,013	—	—	—	402	102,665
John A. C. Swainson	90,129		80,012	—	—	—	2,281	172,422

[1]	The amounts reported in this column are consistent with the grant date fair value of each award computed in accordance with FASB ASC Topic 718.

The awards granted to Ms. Rosen and Messrs Carver, Cento, Jackson, Kelso, Koch, Mackin and Swainson will vest in three equal annual installments on the date immediately preceding the date of the relevant annual meetings of the Company’s stockholders, but in no event later than July 1, for each year the participant remains an active non-employee director with Assurant over a three-year award cycle. The awards granted to Messrs. Reilly and Stein and Ms. Douglas will vest in three equal annual installments on each of the first three anniversaries of the grant date, as each of these directors joined the Board after the 2011 Annual Meeting.

As of December 31, 2011, Messrs. Carver, Cento, Kelso, Koch, Mackin, and Ms. Rosen held 4,744 unvested RSUs each, Ms. Douglas held 2,231 unvested RSUs, Mr. Jackson held 4,672 unvested RSUs, Mr. Reilly held 2,318 unvested RSUs, Mr. Stein held 2,235 unvested RSUs, and Mr. Swainson held 3,563 unvested RSUs.

As of December 31, 2011, Messrs. Carver, Cento, Koch, Kelso and Mackin each held 1,897 shares of Common Stock subject to a five-year holding period beginning on the grant date.

[2]	No option awards were granted in 2011.

As of December 31, 2011, Messrs. Carver, Cento, Kelso, Koch, and Mackin each held 1,897 SARs subject to a five-year holding period beginning on the grant date.

As of December 31, 2011, each of Messrs. Carver and Mackin held an aggregate of 1,591 outstanding SAR awards subject to a ten-year holding period that expires in 2014.

[3]	Ms. Bronner, Mr. Freedman and Dr. Palms served on the Board of Directors until May 2011, when they retired.

[4]	This amount includes fees paid to Mr. Mackin in 2011 for service on the Board of Directors of Union Security Life Insurance Company of New York, a wholly owned subsidiary of the Company.

[5]

Mr. Jackson elected to defer all of the director fees, and Mr. Mackin elected to defer 60% of the director fees, set forth in column (b), pursuant to the ADC Plan. The amounts set forth in column (f) reflect notional investment gains on these deferrals that were credited to Mr. Jackson’s and Mr. Mackin’s ADC Plan accounts in 2011. For additional information regarding the ADC Plan, see the section entitled “Narrative to the Nonqualified Defined Contribution and Other Nonqualified Deferred Compensation Plans Table—The ADC Plan,” on page 38, above.

[6]	Amounts in this column include the dollar value of dividend equivalents paid in 2011 on unvested RSUs that were not factored into the grant date fair value reported in column (c).

Amounts in this column also include the following charitable contributions made by the Company or the Assurant Foundation during 2011 to eligible charitable organizations pursuant to the matching gift programs described below: for Ms. Rosen, $2,500; for Mr. Mackin, $2,500; for Mr. Freedman, $2,500; for Mr. Kelso, $2,500; for Mr. Koch, $2,500; for Mr. Jackson, $2,500; and for Mr.  Carver, $3,500.

Narrative to the Director Compensation Table

The following is a brief description of our director compensation program and the information reported in the Director Compensation Table.

Fees Earned or Paid in Cash

The Assurant Amended and Restated Directors Compensation Plan (the “Directors Compensation Plan”) provides for an annual retainer for non-management directors of $64,000, payable in cash quarterly. Additional annual retainers were paid under the Directors Compensation Plan to the Chair of the Board and committee Chairs and members as follows: (i) Chair of the Board: $100,000; (ii) Audit Committee: Chair $40,000, member $25,000; (iii) Compensation Committee: Chair $20,000, member $15,000; (iv) Nominating and Corporate Governance Committee: Chair $15,000, member $10,000; and (v) Finance and Investment Committee: Chair $15,000, member $10,000.

The Directors Compensation Plan also provides for reimbursement of reasonable travel expenses in connection with attending meetings of our Board and its committees and other Company functions where the director’s attendance is requested by our Chief Executive Officer. A participant may elect to have any cash amounts payable under the Directors Compensation Plan deferred under the ADC Plan. The Company does not make any contributions to, or provide any preferential or above market earnings under, the ADC Plan.

Restricted Stock Unit Awards

In addition to cash compensation, the Directors Compensation Plan provides that each non-employee director will receive, on the date he or she first becomes a non-employee director, an initial award of RSUs having an aggregate fair market value on the grant date equal to $80,000. In no event will a director receive an initial award of RSUs if the next annual meeting of our stockholders is within four months of the date he or she becomes a director. On the day following each annual meeting of our stockholders, each non-employee director then in office will receive an annual award of RSUs having a fair market value on the grant date equal to $80,000.

Initial RSU grants vest in three equal annual installments on each of the first three anniversaries of the grant date, and annual RSU grants vest in three equal annual installments on the day immediately preceding the date of the annual meeting of stockholders in each of the three years following the grant date. All RSUs vest in full in the event of a change of control (as defined in the ALTEIP). In April 2011, the Compensation Committee approved an amendment to all outstanding director RSU awards and a new form of director RSU agreement evidencing RSUs awarded to directors in 2011, each providing for full vesting upon retirement after reaching age 55 and completing at least five consecutive years of service on the Board.

All Other Compensation

Donations may be made on a director’s behalf under the Assurant Foundation matching gift program. In 2011, the Assurant Foundation matched up to $2,500 in charitable contributions made by directors. In addition, if a director makes a donation to our political action committee, the Company will make a matching donation to one or more charitable organizations of the director’s choice in an aggregate amount not to exceed $5,000.

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS

The following table shows aggregate information, as of December 31, 2011, with respect to compensation plans under which equity securities of Assurant are authorized for issuance.

Plan Category	(a) Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights[1]	(b) Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights[2] ($)	(c) Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))[3]
Equity Compensation Plans Approved by Security Holders	3,554,050	49.11	7,674,604
Equity Compensation Plans Not Approved by Security Holders	—	—	—

Total	3,554,050	49.11	7,674,604

[1]

This amount reflects securities to be issued under outstanding awards of RSUs, PSUs and SARs. For outstanding awards of PSUs, the amount reflects the number of securities that could be issued if the maximum level of performance is achieved. Assuming achievement of target level performance under outstanding PSUs, the amount in column (a) would be 2,854,117.

[2]

This represents the weighted-average exercise price of total outstanding SARs as of December 31, 2011. Please see Footnote 17, Stock Based Compensation—Stock Appreciation Rights, of the 2011 Form 10-K for additional details regarding the weighted-average exercise price. Shares underlying the RSUs and PSUs in column (a) are deliverable without the payment of any consideration.

[3]

This amount is comprised of 3,439,453 securities available for issuance under the Assurant, Inc. Amended and Restated 2004 Employee Stock Purchase Plan and 4,235,151 securities available for issuance under the ALTEIP.

TRANSACTIONS WITH RELATED PERSONS

Transactions with Related Persons

Employment of Spouse

Dawn Lamnin, the wife of Adam D. Lamnin, President and Chief Executive Officer of Assurant Health, currently serves as a Vice President in the Lending Solutions division of Assurant Specialty Property. She has been working for Assurant in various capacities since 1996 (prior to her marriage to Mr. Lamnin). During 2011, Ms. Lamnin received aggregate base salary, annual incentive plan payment and other bonus amounts of $259,983. Her compensation is commensurate with that of her peers. During its annual review of the compensation of Assurant’s executive officers, the Compensation Committee reviewed and approved Mr. Lamnin’s 2011 compensation.

Retirement Agreement

In July 1999, Allen Freedman, who was then our Chief Executive Officer, entered into a Retirement Agreement with the Company, Fortis, Inc. and Fortis Insurance N.V. Among other things, the agreement provided that, as of the date of Mr. Freedman’s retirement from the position of Chief Executive Officer on July 31, 2000, he would become fully vested in all amounts earned under a pre-existing long-term incentive plan. The amounts due to Mr. Freedman under the pre-existing long-term incentive plan were to be paid on the fifth anniversary of the date that Mr. Freedman ceased to serve as a member of the Board, provided that, with one year’s advance notice, Mr. Freedman could elect to have such funds paid in a single lump sum on the date he ceased to serve as a director, or in installments over the five-year period after he ceased to serve as a director. Pursuant to an election made by Mr. Freedman in February 2008, the amounts due to Mr. Freedman were to be paid in a single lump sum upon Mr. Freedman’s retirement from service as a director.

On August 1, 2000, the Company entered into a trust agreement with Wachovia Bank, N.A. for the benefit of Mr. Freedman. The deferred amounts due to Mr. Freedman under the pre-existing long-term incentive plan were contributed to this trust for the benefit of Mr. Freedman during the deferral period. The trust was created to carry out the provisions of the Retirement Agreement and to hold assets contributed by Assurant sufficient to fund the Company’s obligation to Mr. Freedman under the pre-existing long-term incentive plan. The amounts set aside in this trust were used to pay premiums for a life insurance policy that covered Mr. Freedman and, as a result, the trust held a receivable in the amount of the premium payments for the benefit of Mr. Freedman. Immediately following Mr. Freedman’s retirement from service as a member of the Board on May 12, 2011, the receivable was distributed to Mr. Freedman and the trust was terminated, with no further obligation to Mr. Freedman or his beneficiaries.

Review, Approval or Ratification of Transactions with Related Persons

In March 2007, to provide written guidelines on the review, approval and monitoring of transactions involving related persons, the Nominating Committee adopted the Assurant, Inc. Related Person Transaction Policy. It applies to Company transactions with related persons in excess of the threshold for disclosure in the proxy statement under the relevant SEC rules. Generally, such disclosure is required for transactions involving amounts exceeding $120,000 in which a related person has a direct or indirect material interest. Related persons are the Company’s directors, executive officers, their immediate family members and beneficial owners of five percent or more of the Company’s outstanding Common Stock.

Policy:

•

Related person transactions must be approved by the Nominating Committee, which will approve the transaction only if it determines that the transaction is not inconsistent with the best interests of the Company and its stockholders. In determining whether to approve or ratify a transaction, the Nominating Committee will take into account, among other factors it deems appropriate: (1) the benefits to the Company; (2) the extent of the related person’s interest in the transaction, including the related person’s position(s) or relationship(s) with, or ownership of, the entity that is a party to, or has an interest in, the transaction; (3) the impact on a director’s independence if the related person is a director, an immediate family member of a director or an entity in which the director is a partner, stockholder or executive officer; and (4) whether the transaction is on terms no less favorable to the Company than those generally available to unrelated third-parties under similar circumstances.

•

If a related person transaction will be ongoing, the Nominating Committee may establish guidelines for the Company’s management to follow in its dealings with the related person. Thereafter, the Nominating Committee, at least annually, will review and assess the relationship with the related person to determine whether it remains appropriate.

Procedures:

•	Related persons must notify the Company’s law department in advance of any potential related person transaction.

•

If the law department determines that the proposed transaction involves a related person and an amount in excess of $120,000, it will submit the proposed transaction to the Nominating Committee for consideration at its next meeting. If it is not practicable to wait until then, the Nominating Committee will call a special meeting to consider proposed transaction.

•

After considering the pertinent facts, the Nominating Committee will review approve or disapprove the transaction. If advance approval is not feasible, then the transaction will be considered and, if appropriate, ratified at the Nominating Committee’s next meeting.

•	No director will participate in any discussion or approval of a transaction in which he or she is a related person.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Under Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), our directors, executive officers, and beneficial owners of more than ten percent of our Common Stock are required to report their initial ownership of and subsequent changes in ownership of our Common Stock and other equity securities to the SEC and the NYSE. They are also required to send copies of these reports to us. Solely on the basis of a review of forms filed pursuant to Section 16 of the Exchange Act, we believe that, in 2011, all such filing requirements were satisfied except that Mr. Stein failed timely to report an acquisition of Common Stock on October 10, 2011. A Form 4 reporting this transaction was filed with the SEC on November 9, 2011.

CORPORATE GOVERNANCE

General

Composition of Board of Directors. The Board currently consists of 12 members: Ms. Rosen (Non-Executive Chair), Ms. Douglas and Messrs. Carver, Cento, Jackson, Kelso, Koch, Mackin, Pollock, Reilly, Stein and Swainson.

Corporate Governance Guidelines. The Nominating Committee reviews our Corporate Governance Guidelines periodically to ensure they reflect current corporate governance standards. The Corporate Governance Guidelines and the charters of each of the Board’s committees may be found under the “Corporate Governance” subsection of the “Investor Relations” section of our website at http://ir.assurant.com, or by writing to our Corporate Secretary at Assurant, Inc., One Chase Manhattan Plaza, 41st Floor, New York, New York 10005.

Director Independence

In compliance with the listing standards applicable to Assurant under the NYSE Listed Company Manual, the Company’s Board has adopted categorical standards to assist in evaluating the independence of the Company’s directors. They are available on the “Corporate Governance” subsection of the “Investor Relations” section of our website at http://ir.assurant.com.

Applying the Director Independence Standards, the Nominating Committee and the Board have affirmatively determined that Ms. Rosen, Ms. Douglas and Messrs. Carver, Cento, Jackson, Kelso, Koch, Mackin, Reilly, Stein and Swainson are independent of the Company and its management. In addition, they determined that each member of the Audit Committee and the Compensation Committee is independent of the Company and its management under the applicable criteria. Beth Bronner and Dr. John Palms, who retired in May 2011, were also determined to be independent prior to their retirement.

In conducting its annual director independence determination, the Board considered transactions or relationships that the Company engaged or engages in with companies for which our independent directors serve as officers or directors, or with which these directors have certain other relationships, and determined that there were no such transactions that were material to either company involved or in which any such director had a direct or indirect financial interest. Specifically, the Board considered the following ordinary course business transactions and relationships:

•	The Company owned immaterial amounts of bonds in a company with which Mr. Cento is affiliated as an officer.

•

Ms. Rosen and Messrs. Cento, Koch, Stein and Swainson serve or, within the past three years, have served as officers, directors or affiliates of companies with which the Company engaged in ordinary course, arms-length business transactions that were de minimis to both companies and in which such directors had no direct or indirect financial interest.

•	Mr. Mackin serves on the Board of Directors of Union Security Life Insurance Company, a wholly owned subsidiary of the Company.

•

Matching contributions have been made on behalf of Messrs. Carver and Koch to eligible charitable institutions with which these directors are affiliated. These matching gifts were made in accordance with the provisions and limitations of the matching gift policies described on page 47.

Our Corporate Governance Guidelines state that if the Chair of the Board is an independent director, then the Chair shall serve as the presiding director. As the independent Chair of the Board, Ms. Rosen is the presiding director and chairs the executive sessions of the Board.

Board Leadership Structure and Role in Risk Oversight

In line with corporate governance best practices and the interests of stockholders, our Board has been chaired by an independent director since Assurant became a publicly traded company in 2004. Additionally, each of the Board committees is chaired by an independent director.

The Company has made effective risk management a key ongoing corporate objective.

As a specialty insurance company, Assurant faces risks that could have a material adverse effect on its business, financial condition and results of operations. For detailed information on these risks, please see the section entitled “Risk Factors” in the 2011 Form 10-K. Because the risks faced by the Company span a wide variety of disciplines, both senior management and the Board are involved in oversight of the Company’s risk management policies and practices. As described below and consistent with their charters, the committees of the Board oversee risk management in specific areas. As appropriate, the committees of the Board also convene joint meetings and regularly discuss risk-related issues with the entire Board.

The Company’s risk management activities are coordinated by the Enterprise Risk Management Committee (the “ERMC”), which includes managers from across the Company with knowledge of the Company’s business activities. The ERMC develops risk assessment and risk management policies, facilitates reporting and prioritizing in the assessment of risk, and coordinates with the Company’s Business Unit Risk Committees, Risk and Advisory Services department, and other corporate committees and departments charged with functions related to risk management. The ERMC reports regularly to the Chief Executive Officer and presents its work periodically both to the Board and to the Finance and Investment Committee (the “Finance Committee”). The ERMC also provides its meeting minutes to the full Board regularly for its review. The Finance Committee acts as the focus committee of the Board for enterprise risk management matters; nevertheless, the full Board maintains responsibility for and is actively involved in oversight of enterprise risk management.

The Audit Committee focuses on risks relating to the Company’s financial reporting, legal compliance, ethics and fraud deterrence, and internal controls and procedures. The Audit Committee regularly reviews the Company’s financial statements and public disclosures, receives updates from corporate committees focused on the aforementioned risk areas and reviews the effectiveness of the Company’s internal control environment and compliance program. The Audit Committee also periodically reviews the Company’s guidelines and policies with respect to risk assessment and risk management, focusing on the Company’s major risk exposures relating to financial statements. The Senior Vice President of Risk and Advisory Services, who oversees the Company’s internal audit function, reports directly to the Chair of the Audit Committee, as well as to the Executive Vice President, Chief Legal Officer and Secretary.

The Finance Committee is the focus committee for enterprise risk management, and it reviews a number of enterprise risks, including with respect to the Company’s four operating segments and the Company’s investment, financing, capital management and catastrophe reinsurance activities. The Finance Committee regularly reviews risks, policies, strategies and outcomes in those areas with the Treasurer and Chief Investment Officer.

The Compensation Committee focuses on risks in areas such as executive retention and compensation plan design. With the assistance of Towers Watson, the Compensation Committee undertakes an annual risk review of the Company’s variable pay plans, policies and practices for all employees, including the Company’s executive officers. In the course of its 2011 review, the Compensation Committee did not identify any risks that are reasonably likely to have a material adverse effect on the Company.

The Nominating Committee oversees the management of risk in areas such as management and Board succession.

The Company also recognizes the importance of managing risks related to corporate political expenditures. In 2011, the Board reviewed and approved a Policy Regarding Political Expenditures, which is available on our website at www.assurant.com. This Policy prohibits direct independent political expenditures by the Company.

Board and Committee Meetings and Attendance

Each Board member is expected to dedicate to the Company sufficient time, energy and attention to ensure the diligent performance of the director’s duties. Our Corporate Governance Guidelines provide that each member of the Board is expected to attend Board and Committee meetings and our Annual Meeting of Stockholders unless an emergency prevents him or her from doing so. Nine of the 12 directors serving on the Board as of May 12, 2011 attended the 2011 Annual Meeting of Stockholders. (Messrs. Palms and Freedman and Ms. Bronner, who each retired in May 2011 immediately following the vote at the meeting, did not attend.)

The Board held 7 meetings, in person or by telephone, during 2011. The non-management directors met in executive session at 6 of its 7 meetings, including one session consisting exclusively of the independent directors.

Our Board has a standing Audit Committee, a standing Compensation Committee, and a standing Nominating Committee.

The Nominating Committee held 7 meetings in 2011.

The Audit Committee held 17 meetings in 2011.

The Compensation Committee held 9 meetings in 2011.

Nominating and Corporate Governance Committee

The Nominating Committee reviews and recommends to the Board, among other things, Board membership criteria, nominees for election as directors, membership of the committees of the Board and matters relating to the performance, diversity and independence of Board members. In 2011, the Nominating Committee used the services of a third-party executive search firm to identify candidates to be considered by the Nominating Committee for Board membership. The Nominating Committee communicates to the search firm the criteria for director candidates and the search firm identifies candidates whose qualifications satisfy those criteria. The Nominating Committee oversees and approves the management continuity and succession process, the process for the annual board and board committee self-assessment, and the Board’s corporate governance policies and procedures. The Nominating Committee also oversees questions of director independence and conflicts of interest. The Nominating Committee consists of Messrs. Carver, Cento and Reilly and Ms. Rosen, all of whom the Board has determined to be independent. Dr. John Palms, who retired from the Board in May 2011, served as Chair of the Nominating Committee from March 2010 to March 2011, at which time Mr. Swainson was elected Chair and served from March 2011 to March 2012. On March 9, 2012, Ms. Rosen was appointed to and elected Chair of the Nominating Committee. The Charter of the Nominating Committee can be found under the “Corporate Governance” subsection of the “Investor Relations” section of our website at http://ir.assurant.com.

Consideration of Stockholder Candidates and Selection Criteria

The Nominating Committee will consider candidates recommended by our stockholders for nomination for election to the Board at an annual meeting. A stockholder who wishes to recommend a candidate for nomination to the Board must submit such recommendation in writing to the Corporate Secretary of Assurant, c/o the Law Department, Assurant, Inc., One Chase Manhattan Plaza, 41st floor, New York, New York 10005. We did not receive any stockholder nominations of persons for election to the Board in connection with the 2012 Annual Meeting.

The Nominating Committee will consider prospective nominees for the Board, whether selected by the Nominating Committee or by the stockholders, applying the same criteria to all candidates. Once the Nominating Committee identifies a need to replace a current member of the Board, to fill vacancies or to expand the size of the Board, it follows a process to identify and evaluate candidates which includes (a) meetings to evaluate biographical information and background material and (b) interviews of selected candidates. Recommendations by the Nominating Committee of candidates for inclusion in the Board’s slate of director nominees are based upon the criteria set forth in the Company’s Corporate Governance Guidelines, including the candidate’s knowledge, experience and skills with respect to accounting and finance, business judgment, management, industry knowledge, leadership and strategy/vision, and the candidate’s ability to demonstrate certain personal characteristics, including integrity, accountability, informed judgment, financial literacy, mature confidence, interpersonal skills and high performance standards. Recommendations by the Nominating Committee are also based on other relevant factors that it may deem appropriate, including the current composition of the Board.

The Nominating Committee also has a Policy on the Selection of Candidates for the Board (the “Candidate Policy”). The Candidate Policy, as well as the Company’s Corporate Governance Guidelines, provides that, absent special circumstances, if the candidate is a sitting chief executive officer, he or she may not serve on more than a total of three public company boards (including the Company’s Board) and, if the candidate is not a sitting chief executive officer, he or she may not serve on more than a total of six public company boards (including the Company’s Board). The Candidate Policy also sets forth requirements with regard to public company board service and job experience.

The Nominating Committee actively considers diversity in recruitment and nomination of the Company’s directors. The Candidate Policy emphasizes the promotion of diversity among Board members and the Nominating Committee charter sets forth the Nominating Committee’s responsibility to review the Candidate Policy, evaluate its implementation by management of the Company and make recommendations to the Board regarding diversity among director candidates.

Audit Committee

The Audit Committee’s purpose is (1) to assist the Board in its oversight of our quarterly and annual consolidated financial statements, our compliance with legal and regulatory requirements, our Independent Registered Public Accounting Firm’s qualifications and independence, and the performance and effectiveness of the Company’s internal controls over financial and management information and of the Independent Registered Public Accounting Firm; (2) to review and advise the Board on other matters at their request; and (3) to review and approve reports and other financial information provided by us to our stockholders and others. The Audit Committee consists of Messrs. Carver, Kelso, Mackin, Reilly and Stein. The Chair of the Audit Committee is Mr. Carver and the Vice Chair is Mr. Stein. The Board has determined that all members of the Audit Committee are independent as that term is defined by the NYSE rules and in Rule 10A-3(b)(1) of the Exchange Act. The Charter of the Audit Committee can be found under the “Corporate Governance” subsection of the “Investor Relations” section of our website at http://ir.assurant.com.

Audit Committee Financial Expert

The Board has determined that all members of the Audit Committee are financially literate as that qualification has been interpreted by the Board in its business judgment. Messrs. Carver, Kelso and Stein are “audit committee financial experts” for purposes of SEC Regulation S-K, Item 407(d)(5). They are all independent as independence is defined in the applicable listing standards.

Compensation Committee

The Compensation Committee is composed of Messrs. Cento, Jackson and Koch, Ms. Douglas and Ms. Rosen. Mr. Jackson is the Chair. Ms. Bronner, who retired from the Board in May 2011, served as Chair from May 2006 until March 2011, at which time Mr. Jackson was elected Chair. The Board of Directors has a Compensation Committee comprised entirely of “independent directors” under the NYSE Listed Company Manual who satisfy the requirements to be “non-employee directors” under Section 16 of the Exchange Act and “outside directors” under IRC Section 162(m). The Charter of the Compensation Committee can be found under the “Corporate Governance” subsection of the “Investor Relations” section of our website at http://ir.assurant.com.

The Compensation Committee establishes, reviews and monitors our compensation philosophy and practices in order to assist the Board in the discharge of its responsibilities relating to (1) the Company’s compensation programs and the compensation of the Company’s executives and (2) the production of an annual report on executive compensation for inclusion in our proxy statement. The Compensation Committee’s responsibility to establish and review the overall compensation philosophy of the Company includes the following duties:

•	Review and approve corporate goals and objectives relevant to CEO compensation, including annual performance objectives.

•	Evaluate the performance of the CEO in light of such goals and objectives and review and approve the compensation package of the CEO.

•	Annually review and approve non-CEO executive officer compensation (including annual performance objectives) after having received and considered the recommendations of the CEO.

•	In connection with executive compensation programs:

•	Review and recommend to the full Board, or approve, executive compensation programs;

•	Review on a periodic basis the operations of the Company’s executive compensation programs to determine whether they are properly coordinated and achieving their intended purpose(s);

•	Establish and periodically review policies for the administration of executive compensation programs; and

•	Take steps to modify any executive compensation program that yields payments and benefits that are not reasonably related to executive and corporate performance.

•	Establish and periodically review policies in the area of senior management perquisites.

•

Review and make recommendations to the full Board, or approve, subject to the Assurant Related Person Transaction Policy and Procedure, any contracts or other transactions with current or former executive officers of the Company, including consulting arrangements, employment contracts and severance or termination arrangements.

•	Review and make recommendations to the Board with respect to the Company’s incentive compensation plans and equity-based plans that are subject to Board approval.

•	Review and approve all awards granted under the Company’s equity-based incentive plans, to the extent not otherwise delegated.

•	Review stock ownership guidelines for the Board and certain officers.

•	Oversee the design and administration of the Company’s retirement, savings, health and other benefit plans.

•	Perform a review and evaluation, at least annually, of its own performance.

The Compensation Committee may delegate any or all of the responsibilities listed above to a subcommittee of the Compensation Committee. The Compensation Committee may retain compensation and benefits consultants to provide independent advice.

Role of Independent Compensation Consultant

In 2007, the Compensation Committee engaged Towers Watson as its independent compensation consultant to provide analysis and advice on such items as pay competitiveness, incentive plan design, performance measurement, design and use of equity compensation and other relevant market practices and trends with respect to executive and director compensation. For more information on the role of Towers Watson in compensation recommendations and decisions, please see the section entitled “CD&A—Input from Independent Compensation Consultant” on page 20 above.

Role of Management

In addition to receiving input from Towers Watson, the Committee also receives recommendations from the CEO on the compensation of each member of the Management Committee other than himself. For more information on the role of management in compensation recommendations and decisions, please see the section entitled “CD&A—Input from Management” on page 20 above.

Compensation Committee Interlocks and Insider Participation

No member of the Compensation Committee is now, or was during 2011 or any time prior thereto, an officer or employee of the Company. No member of the Compensation Committee had any relationship with the Company or any of its subsidiaries during 2011 pursuant to which disclosure would be required under applicable rules of the SEC pertaining to the disclosure of transactions with related persons. None of the executive officers of the Company currently serves or has served in the past on the board of directors or compensation committee of another company at any time during which an executive officer of such other company served on the Company’s Board or Compensation Committee.

Communicating with the Presiding Director and the Board of Directors

To contact the presiding director and the other non-management members of the Board, interested persons may write to: Elaine D. Rosen, Chair of the Board of Directors, c/o the Law Department, Assurant, Inc., One Chase Manhattan Plaza, 41st Floor, New York, New York 10005 or submit questions or concerns by email to boardchair@assurant.com.

Relevant communications are distributed to the Board, or to any individual director or directors, as appropriate, depending on the facts and circumstances outlined in the communication. Certain items that are unrelated to the duties and responsibilities of the Board will be excluded, such as:

•	business solicitations;

•	junk mail, mass mailings, and spam;

•	new product and new services suggestions;

•	resumes and other employment inquiries; and

•	surveys.

In addition, material that is unduly hostile, threatening or illegal will be excluded, with the provision that any communication that is filtered out shall be made available to any director upon request. If any such material also raises issues of potential legitimate concern to the Board (including matters of corporate governance, alleged fraud or irregularities, or alleged control deficiencies), they will be brought to the Board’s attention without the offensive material. In the case that there is any doubt as to whether material should be distributed to the addressee, such doubt shall be resolved in favor of distribution.

Code of Ethics

The Assurant Code of Ethics is applicable to all of our employees, officers and directors, including the principal executive officer, the principal financial officer and the principal accounting officer. The Code of Ethics may be obtained by accessing the “Corporate Governance” subsection of the “Investor Relations” section of our website at http://ir.assurant.com, or by writing to our Corporate Secretary at Assurant, Inc., One Chase Manhattan Plaza, 41st Floor, New York, New York 10005. We intend to post any amendments to or waivers from our Code of Ethics that apply to our executive officers or directors at this location on our website.

COMPENSATION COMMITTEE REPORT

The Compensation Committee of the Board of Directors (the “Compensation Committee”) of the Company has reviewed and discussed the Compensation Discussion and Analysis contained in this proxy statement with management. On the basis of such review and discussions, the Compensation Committee has recommended to the Board of Directors of the Company that the Compensation Discussion and Analysis be included in this proxy statement and the Company’s 2011 Annual Report on Form 10-K.

Compensation Committee7

Lawrence V. Jackson, Chair

Juan N. Cento

Charles J. Koch

Elaine D. Rosen

John A. C. Swainson

[7]

Although Mr. Swainson ceased to serve as a member of the Compensation Committee and Ms. Douglas was appointed to the Compensation Committee, in each case in March 2012, Ms. Douglas was not serving as a committee member at the time the Compensation Committee adopted this report.

AUDIT COMMITTEE MATTERS

Audit Committee Report

As set forth in the Audit Committee Charter, the purpose of the Audit Committee is to (1) assist the Board of Directors in its oversight of (a) the Company’s quarterly and annual financial statements, (b) the Company’s compliance with legal and regulatory requirements, (c) the Independent Registered Public Accounting Firm’s qualifications and independence and (d) the performance and effectiveness of the Company’s internal controls over financial and management information and of the Independent Registered Public Accounting Firm; (2) review and advise the Board of Directors on other matters at its request; and (3) prepare this report.

The Audit Committee has discussed the audited consolidated financial statements for the fiscal year ended December 31, 2011 with PricewaterhouseCoopers LLP, the Company’s Independent Registered Public Accounting Firm, and it also has discussed with PricewaterhouseCoopers LLP the matters required to be discussed by the Statement on Auditing Standards No. 61 (Communication with Audit Committees), as amended (AICPA, Professional Standards, Vol. 1, AU section 380), as adopted by the Public Company Accounting Oversight Board (the “PCAOB”) in Rule 3200T. The Audit Committee also has received written disclosures and a letter from PricewaterhouseCoopers LLP regarding its communications with the Audit Committee concerning independence from Assurant, pursuant to applicable requirements of the PCAOB, has discussed with PricewaterhouseCoopers LLP the independence of the firm, and has considered all of the above communications as well as all audit, audit-related and non-audit services provided by PricewaterhouseCoopers LLP.

The Audit Committee has reviewed and discussed with management (1) the audited consolidated financial statements of Assurant for the fiscal year ended December 31, 2011; (2) management’s assessment, included in Management’s Annual Report on Internal Control Over Financial Reporting appearing under Item 9A of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2011 (the “Form 10-K”), that the Company maintained effective internal control over financial reporting as of December 31, 2011 and (3) PricewaterhouseCoopers LLP’s opinion on the effectiveness of the Company’s internal control over financial reporting as of December 31, 2011. In connection with that review, management represented to the Audit Committee that Assurant’s consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States and that the Company maintained effective internal control over financial reporting as of December 31, 2011.

On the basis of the review and discussions referred to above, the Audit Committee has recommended to the Board that the audited consolidated financial statements be included in the Form 10-K.

The Audit Committee8

Howard L. Carver, Chair

David B. Kelso

H. Carroll Mackin

Paul J. Reilly

Elaine D. Rosen

Robert W. Stein

[8]	Ms. Rosen is no longer a member of the Audit Committee, but she was serving as a member at the time the Audit Committee adopted this report.

Fees of Principal Accountants

The Audit Committee, in its capacity as a committee of our Board, is directly responsible for the appointment, compensation, retention and oversight of PricewaterhouseCoopers LLP, our Independent Registered Public Accounting Firm. The Audit Committee is required to approve all engagements with the Independent Registered Public Accounting Firm, including both audit services and non-audit services prior to such services being rendered. The Audit Committee has delegated to the Audit Committee Chair, Mr. Carver, the ability to pre-approve non-audit service engagements with the Independent Registered Public Accounting Firm involving fees of up to $250,000 per engagement. Any non-audit services that are pre-approved by the Chair must then be reported and ratified at the next full Audit Committee meeting.

In approving any non-audit services, the Audit Committee, or Chair when applicable, considers whether the proposed services are prohibited under current law or regulations. The Audit Committee, or Chair when applicable, in order to approve the proposed non-audit services, also must be of the opinion that the proposed services, both individually and collectively with all other provided services, will not impair the independence of the Independent Registered Public Accounting Firm relative to their audit opinion given in connection with our consolidated financial statements. The Audit Committee also receives assurances from the Independent Registered Public Accounting Firm that the proposed engagement is not a prohibited service under applicable laws and regulations and that the proposed service will not impair the auditors’ independence relative to their audit opinion given in connection with our consolidated financial statements.

The following table sets forth the aggregate fees agreed upon with and/or billed to Assurant for the fiscal years ended December 31, 2011 and 2010 by PricewaterhouseCoopers LLP:

	Fiscal Year Ended December 31, 2011		Fiscal Year Ended December 31, 2010
Description of Fees	Amounts (in thousands)	Percentage of Services Approved by Audit Committee	Amounts (in thousands)	Percentage of Services Approved by Audit Committee
	(in thousands)
Audit Fees	$11,778	100%	$11,920	100%
Audit-Related Fees	$643	100%	$580	100%
Tax Fees	$—	N/A	$82	100%
All Other Fees	$63	100%	$66	100%

The services for which the Company paid audit fees for the years ended December 31, 2011 and 2010 were for professional services rendered for: audits of our consolidated financial statements, statutory and other entities; issuance of consents; Sarbanes-Oxley Act Section 404 compliance; and reimbursement of incurred expenses. The services for which the Company paid audit-related fees for the years ended December 31, 2011 and 2010 were for benefit plan audits, due diligence services and agreed upon procedures. The services for which the Company paid tax fees for the year ended December 31, 2010 were for tax advice and tax assistance in connection with state and local tax credits. The services for which the Company paid all other fees for the years ended December 31, 2011 and 2010 were primarily related to software purchases and software licenses.

PROPOSAL ONE

ELECTION OF DIRECTORS

We have twelve directors, eleven of whom are nominees for re-election as directors at the Annual Meeting to serve until the 2013 Annual Meeting or until their successors are elected and have qualified. In the absence of contrary instructions, it is the intention of the persons named in the accompanying proxy to vote for the nominees listed below. If any nominee becomes unavailable to serve for any reason, the proxies solicited hereby will be voted for election of the person, if any, designated by the Board to replace that nominee.

The biographies of each of the nominees and continuing directors below contain information regarding the person’s service as a director, business experience, director positions held currently and/or during the last five years, and the particular experience, qualifications, attributes and/or skills that led the Board to conclude that he or she should serve as a director.

The following persons have been nominated to serve as directors of Assurant until the 2013 Annual Meeting:

Elaine D. Rosen, Non-Executive Chair of the Board. Ms. Rosen, age 59, was elected to our Board in February 2009 and became Non-Executive Chair of the Board in November 2010. Ms. Rosen served as Executive Vice President of UNUM/Provident Corporation from 1999 to 2001 and as President of UNUM Life Insurance Company of America from 1997 to 1999 after serving in various positions at the Company since 1975. Ms. Rosen currently serves as Chair of the Board of Trustees of the Kresge Foundation, and also serves on the Boards of Directors of DownEast Energy Corporation and Kforce, Inc., where she is Chair of the Compensation Committee. Ms. Rosen serves on the Board of Directors of Preble Street, a collaborative for the homeless and low income community in Portland, Maine, and is the immediate past Chair of its Board. She also serves as a Trustee of the Elmina B. Sewall Foundation and of the Foundation for Maine’s Community Colleges. Ms. Rosen’s extensive management and operational experience in the insurance industry and service on boards of large companies, together with her experience with governance of a major foundation, led the Board to conclude that Ms. Rosen should serve as a director, a member of the Compensation and Nominating Committees, Chair of the Nominating Committee and Chair of the Board.

Howard L. Carver, Director. Mr. Carver, age 67, has been a member of our Board of Directors since March 2002. Mr. Carver retired as an Office Managing Partner of Ernst & Young in June of 2002. Mr. Carver’s career at Ernst & Young spanned five decades, beginning as an auditor and a financial consultant. He later became the director of insurance operations in several Ernst & Young offices, and served as Regional Director of insurance operations, Associate National Director of insurance operations, Co-Chairman of Ernst & Young’s International Insurance Committee and was a member of the Ernst & Young National Insurance Steering Committee. He currently is a director and serves as the Chair of the Conflicts Committee and is a member of the Audit, Trust and Compliance Committees of StoneMor Partners LP. Until its sale in January 2007, he was a director and Chair of the Audit Committee of Open Solutions, Inc. Until March 2004, he was a director and chaired the Audit Committee of the Phoenix National Trust Company, a wholly owned subsidiary of the Phoenix Group. Effective January 1, 2012, Mr. Carver was appointed to the Audit Committee of Pinnacol Assurance, the workers compensation facility for the State of Colorado. Mr. Carver is a Certified Public Accountant and is a member of both the American Institute of Certified Public Accountants and the Connecticut Society of CPAs. Mr. Carver also serves on the boards and/or finance committees of several civic/charitable organizations. Mr. Carver’s extensive accounting and auditing expertise, familiarity with the insurance industry and significant risk management experience gained from his public accounting and prior board experience, led the Board to conclude that Mr. Carver should serve as a director, a member of the Nominating and Corporate Governance Committee and as Chair of the Audit Committee.

Juan N. Cento, Director. Mr. Cento, age 60, was elected to our Board of Directors in May 2006. Mr. Cento is the President of the Latin America and Caribbean Division of FedEx Express, headquartered in Miami.

Mr. Cento has more than 30 years of experience in the air cargo and express transportation industry. He previously worked with the Flying Tigers Line, Inc. and transitioned to FedEx in 1989 when the two companies were combined. Mr. Cento is actively involved in several non-profit organizations. Between 2002 and 2004, he served as Chairman of the Board for the International Kids Fund. He is a member of the University of Miami International Advisory Board and the International Advisory Board of Baptist Health International Center. Additionally, Mr. Cento is Chair of the Board of Directors for CLADEC (Conference of Latin American and Caribbean Express Companies). He was recently named to the board of United Way of Miami-Dade. Mr. Cento brings international, strategic and operational perspectives from his service at a large public company operating in many of the same international markets as the Company. This breadth of experience led the Board to conclude that Mr. Cento should serve as a director and a member of the Compensation and Nominating and Corporate Governance Committees.

Elyse Douglas, Director. Ms. Douglas, age 56, was elected to our Board of Directors in July 2011. She currently serves as Executive Vice President and Chief Financial Officer of Hertz Global Holdings, Inc. and The Hertz Corporation, one of the world’s leading car rental companies. Ms. Douglas joined Hertz in July 2006 and has held her current position since October 2007. Prior to her role at Hertz, Ms. Douglas served as Treasurer of Coty Inc. from December 1999 until July 2006. Previously, Ms. Douglas served as an Assistant Treasurer of Nabisco, Inc. from June 1995 until December 1999. She also served in various financial services capacities for 12 years at Chase Manhattan Bank (now JPMorgan Chase). Ms. Douglas is a Certified Public Accountant and chartered financial analyst. Her strong financial and accounting background and extensive management experience at large public companies led the Board to conclude that Ms. Douglas should serve as a director and a member of the Finance and Investment and Compensation Committees.

Lawrence V. Jackson, Director. Mr. Jackson, age 58, was elected to our Board of Directors in July 2009. He currently serves as senior advisor with New Mountain Capital, LLC, a private equity fund based in New York, and as Chair of SourceMark LLC. Mr. Jackson was President and Chief Executive Officer, global procurement division, of Wal-Mart Stores, Inc. His prior role at Wal-Mart Stores, Inc. was Executive Vice President and Chief People Officer. Prior to that, Mr. Jackson was President and Chief Operating Officer of Dollar General Corporation. He also served as Senior Vice President, Supply Operations, for Safeway, Inc. Prior to those positions, Mr. Jackson had been with PepsiCo, Inc. for 16 years, including serving as Senior Vice President, Worldwide Operations, of PepsiCo Food Systems, Inc. Mr. Jackson currently serves as a director of Parsons Corporation, where he chairs its Compensation Committee and serves as a member of the Executive Committee. He also serves on the Board of Directors of Symphony/IRI Holdings, RedPrairie Holdings Inc. and Constar, Inc. Mr. Jackson’s 30-plus years of experience in management and operations, as well as his board and compensation committee experience, enable him to advise the Board on strategy and personnel matters and led to the conclusion that he should serve as a director, a member of the Finance and Investment Committee and as Chair of the Compensation Committee.

David B. Kelso, Director. Mr. Kelso, age 59, was elected to our Board in March 2007. Mr. Kelso is a financial advisor for Kelso Advisory Services, a company he started in 2003 following two years with Aetna, Inc. where he served as Executive Vice President, Strategy and Finance. From 1996 to 2001, Mr. Kelso was Executive Vice President, Chief Financial Officer and Managing Director of Chubb Corporation. He currently serves on the Board of Directors of ExlService Holdings, Inc. and its Nominating and Governance Committee, and is Chair of its Audit Committee. Mr. Kelso also serves on the Board of Directors of the Sound Shore Fund and as the lead director and is Chair of its Audit Committee. Mr. Kelso’s management and operating experience at major public insurance companies, his expertise in finance, strategy and investments, and his board and committee service at other global companies, enable him to provide risk management insight to the Board as well as its Audit and Finance and Investment Committees and led to the conclusion that he should serve as a director and a member of these committees.

Charles J. Koch, Director. Mr. Koch, age 65, was elected to our Board in August 2005. He currently serves on the Board of Directors of Citizens Financial Group (an affiliate of The Royal Bank of Scotland), and the Board of Directors and Audit Committee of Home Properties, Inc. Mr. Koch is also Chair of the Board of Trustees of Case Western Reserve University, on the Board of Directors of John Carroll University and serves as a Public Interest Director on the Board of The Federal Home Loan Bank of Cincinnati. Mr. Koch served as Chair, President and Chief Executive Officer of Charter One Financial, Inc. prior to its sale to The Royal Bank of Scotland. He was elected President and Chief Operating Officer in 1980, served as President and Chief Executive Officer beginning in 1988 and then served as Chair, President and Chief Executive Officer of Charter One Financial, Inc. beginning in 1995. Mr. Koch’s experience leading a sophisticated public financial services company, together with his background in corporate finance, qualify him to provide advice and direction to the Board and led to the conclusion that he should serve as a director, a member of the Compensation Committee and as Chair of the Finance and Investment Committee.

H. Carroll Mackin, Director. Mr. Mackin, age 71, is the former Executive Vice President and Treasurer of the Company, where he served from 1980 until his retirement in 1997. Mr. Mackin has been a member of our Board since October 1996 and is also a director of Union Security Life Insurance Company of New York, a wholly owned subsidiary of the Company. Mr. Mackin served as a consultant to the Company in 1979. He was the Company’s fourth employee and initiated many of the Company’s early activities, including consolidating its investment departments and starting its first treasury function. Before joining the Company, he was Director of Investments at Forstmann, Leff. He is currently principal owner of Great Northern Manufacturing, LLC, a Louisville, Kentucky based manufacturer of building materials. Mr. Mackin’s extensive experience with the Company’s treasury and investment functions, and with the insurance industry, led to the conclusion that he should serve as a director and a member of the Audit and Finance and Investment Committees.

Robert B. Pollock, President, Chief Executive Officer and Director. Mr. Pollock, age 57, has been serving as a director and as our President and Chief Executive Officer since March 2006. He served as our President and Chief Operating Officer between July 2005 and March 2006. Previously, he served as Executive Vice President and Chief Financial Officer starting in January 1999. He is a Fellow of the Society of Actuaries and a member of the American Academy of Actuaries. Mr. Pollock’s extensive knowledge of the insurance industry, his current role as President and Chief Executive Officer of the Company and his nearly 30-year career in various aspects of Company operations and management uniquely qualify him to serve as a director.

Paul J. Reilly, Director. Mr. Reilly, age 55, was elected to our Board of Directors in June 2011. He currently serves as Executive Vice President and Chief Financial Officer of Arrow Electronics, Inc., a distributor of electronic components and computer products. Mr. Reilly joined Arrow Electronics in early 1991 and held various positions within the company prior to assuming the role of Chief Financial Officer in 2001. Prior to joining Arrow Electronics, Mr. Reilly was a Certified Public Accountant in the business assurance practice of the New York office of KPMG Peat Marwick. His strong financial and accounting background and extensive public company management experience led the Board to conclude that Mr. Reilly should serve as a director and a member of the Audit and Nominating Committees.

Robert W. Stein, Director. Mr. Stein, age 63, was elected to our Board of Directors effective October 2011. He is a former Global Managing Partner, Actuarial Services at Ernst & Young. Mr. Stein joined Ernst & Young in 1976 and held various leadership roles in the firm’s actuarial and insurance practice. Mr. Stein has more than 40 years of experience advising many of the world’s leading insurance companies on financial and operating matters. Mr. Stein is a Certified Public Accountant and is a member of the AICPA. He is also a member of the American Academy of Actuaries, a Fellow of the Society of Actuaries and a Trustee Emeritus of the Actuarial Foundation. Mr. Stein’s extensive accounting and auditing expertise, familiarity with the insurance industry and significant experience advising on risk management matters led the Board to conclude that he should serve as a director and a member and Vice Chair of the Audit Committee.

Vote Required; Board Recommendation

According to our Bylaws, in order for a director to be elected, the number of votes cast “for” the nominee must exceed the number of votes cast “against” the nominee. Abstentions will have no effect on this determination.

The Board of Directors recommends that stockholders vote FOR each of the nominees named above to serve until the 2013 Annual Meeting or until their successors are elected and have qualified.

PROPOSAL TWO

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC

ACCOUNTING FIRM

General

The Audit Committee of the Board of Directors has appointed PricewaterhouseCoopers LLP as the Independent Registered Public Accounting Firm to audit our consolidated financial statements for the year ending December 31, 2012. PricewaterhouseCoopers LLP has acted as our Independent Registered Public Accounting Firm since 2000. In accordance with a resolution of the Audit Committee, this appointment is being presented to stockholders for ratification at the Annual Meeting. If the stockholders do not ratify the appointment of PricewaterhouseCoopers LLP, the Audit Committee will reconsider its appointment. A representative of PricewaterhouseCoopers LLP will be present at the Annual Meeting, will have an opportunity to make a statement if he or she wishes to do so, and will be available to respond to appropriate questions.

Vote Required; Board Recommendation

The affirmative vote of the holders of a majority in voting power of the stock present in person or represented by proxy and entitled to vote on this proposal at the Annual Meeting is required for ratification. For purposes of determining approval of this proposal, abstentions will have the same legal effect as an “against” vote.

The Board of Directors recommends a vote FOR ratification of the appointment of PricewaterhouseCoopers LLP as Assurant’s Independent Registered Public Accounting Firm for the year ending December 31, 2012.

PROPOSAL THREE

ADVISORY VOTE ON EXECUTIVE COMPENSATION FOR 2011

The Company is presenting the following proposal, which gives you as a stockholder the opportunity to cast a non-binding advisory vote with respect to the 2011 compensation of the Company’s NEOs by voting for or against the following resolution. This resolution is required pursuant to Section 14A of the Exchange Act. In response to stockholder vote, the Company will hold this advisory vote on an annual basis. In considering your vote, we invite you to review the Compensation Discussion and Analysis (“CD&A”), beginning on page 8. As described in the CD&A, we believe our current compensation programs and policies directly link executive compensation to performance and thereby align the interests of our executive officers with those of our stockholders.

While our Board intends to carefully consider the stockholder vote resulting from the proposal, the final vote will not be binding and is advisory in nature. Please cast a vote either to approve or not approve the 2011 compensation of our NEOs through the following resolution:

“RESOLVED, that the 2011 compensation provided to the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K of the U.S. Securities and Exchange Commission, including the Compensation Discussion and Analysis, compensation tables and narrative discussion is hereby APPROVED.”

Vote Required; Board Recommendation

The affirmative vote of the holders of a majority in voting power of the stock present in person or represented by proxy and entitled to vote on this proposal at the Annual Meeting is required for approval of this non-binding resolution. For purposes of determining approval of this proposal, abstentions will have the same legal effect as an “against” vote.

The Board of Directors recommends that you vote FOR approval of the 2011 compensation of our NEOs as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion.

INCORPORATION BY REFERENCE

The Compensation Committee Report and the Audit Committee Report (including the reference to the independence and financial expertise of the Audit Committee members), each contained in this proxy statement, are not deemed filed with the SEC and shall not be deemed incorporated by reference into any prior or future filings made by Assurant under the Exchange Act, except to the extent that we specifically incorporate such information by reference into any of these filings.

OTHER MATTERS

The Board knows of no matters to be brought before the Annual Meeting other than those listed in the attached Notice of Annual Meeting. If any other matter should properly come before the Annual Meeting, the persons named in the enclosed proxy will vote all proxies given to them in accordance with their best judgment on such matters.

ANNUAL REPORT AND FORM 10-K

The 2011 Annual Report to Stockholders, which includes the 2011 Form 10-K, accompanies this proxy statement.

Stockholders may obtain, without charge, a copy of our 2011 Form 10-K containing the audited consolidated financial statements of Assurant for the fiscal year ended December 31, 2011, as filed with the SEC, without the accompanying exhibits, by writing to Investor Relations, Assurant, Inc., One Chase Manhattan Plaza, 41st Floor, New York, New York 10005 or by dialing 866-888-4219. A list of exhibits is included in the accompanying 2011 Form 10-K, and exhibits are available from Assurant upon payment to Assurant of the cost of furnishing them. Copies of our 2011 Form 10-K and accompanying exhibits are also available, without charge, from the “Investor Relations” section of our website at http://ir.assurant.com.

STOCKHOLDER PROPOSALS

To be considered for inclusion in our proxy materials pursuant to Rule 14a-8 under the Exchange Act for our 2013 annual meeting of stockholders, proposals of stockholders must be received by the Corporate Secretary of Assurant, One Chase Manhattan Plaza, 41st Fl., New York, New York 10005, no later than November 27, 2012.

Stockholders intending to present business at our 2013 Annual Meeting, but not intending to have the proposal included in our proxy materials pursuant to Rule 14a-8, must comply with the requirements set forth in our Bylaws. To bring business before our 2013 annual meeting, a stockholder must submit written notice thereof complying with the Bylaws to the Corporate Secretary of Assurant not less than 90 days nor more than 120 days prior to the anniversary of the preceding year’s annual meeting. Therefore, we must receive notice of a stockholder proposal submitted other than pursuant to Rule 14a-8 no sooner than January 10, 2013 and no later than February 9, 2013. If the notice is received before January 10, 2013 or after February 9, 2013, it will be considered untimely and the proxies granted in connection with the 2013 Annual Meeting will have discretionary authority to vote on the proposal.

By Order of the Board of Directors,

Bart R. Schwartz

Executive Vice President, Chief

Legal Officer and Secretary

Dated: March 27, 2012

APPENDIX A

RECONCILIATION OF CERTAIN NON-GAAP FINANCIAL MEASURES

Assurant uses the following non-GAAP financial measures to analyze the Company’s operating performance in this proxy statement. Because Assurant’s calculation of these measures may differ from similar measures used by other companies, investors should be careful when comparing Assurant’s non-GAAP financial measures to those of other companies.

Operating Return on Equity. Assurant uses operating return on equity (“ROE”), excluding accumulated other comprehensive income (“AOCI”), as an important measure of the Company’s operating performance. Operating ROE equals full-year net operating income divided by average stockholders’ equity for the year, excluding AOCI. The Company believes operating ROE excluding AOCI provides investors a valuable measure of the performance of the Company’s ongoing business because it excludes the effect of net realized gains (losses) on investments that tend to be highly variable from period to period, other AOCI items and those events that are unusual and/or unlikely to recur. The comparable GAAP measure would be GAAP ROE, defined as full-year net income divided by average stockholders’ equity for the year. Consolidated GAAP ROE for the year ended December 31, 2011 was 11.1%, as shown in the following reconciliation table.

2011
Operating return on average equity (excluding AOCI)	9.9%
Net realized gains on investments	0.5%
Change in tax valuation allowance	1.8%
Change due to effect of including AOCI	(1.1)%

GAAP return on average equity	11.1%

Book Value Per Diluted Share. Assurant uses book value per diluted share, excluding AOCI, as an important measure of the Company’s stockholder value. Book value per diluted share excluding AOCI equals total stockholders’ equity excluding AOCI divided by diluted shares outstanding. The Company believes book value per diluted share excluding AOCI provides investors a valuable measure of stockholder value because it excludes the effect of unrealized gains (losses) on investments, which tend to be highly variable from period to period, and other AOCI items. The comparable GAAP measure would be book value per diluted share, defined as total stockholders’ equity divided by diluted shares outstanding. Book value per diluted share was $55.14 and $45.81 as of December 31, 2011 and 2010, respectively, as shown in the following reconciliation table.

	2011	2010
Book value per diluted share (excluding AOCI)	$49.05	$43.08
Change due to effect of including AOCI	6.09	2.73

Book value per diluted share	$55.14	$45.81

Printed on Recycled Paper

***  Exercise Your Right to Vote  ***

Important Notice Regarding the Availability of Proxy Materials for the

Shareholder Meeting to Be Held on May 10, 2012.

ASSURANT, INC.	Meeting Information Meeting Type: Annual Meeting

For holders as of: March 15, 2012
	Date: May 10, 2012	Time: 9:00 AM EDT
Location: Down Town Association
60 Pine Street
New York, NY 10005

ASSURANT, INC. 1 CHASE MANHATTAN PLAZA- 41ST FL NEW YORK, NY 10005	You are receiving this communication because you hold shares in the above named company.

This is not a ballot. You cannot use this notice to vote these shares. This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. You may view the proxy materials online at www.proxyvote.com or easily request a paper copy (see reverse side).

We encourage you to access and review all of the important information contained in the proxy materials before voting.
See the reverse side of this notice to obtain proxy materials and voting instructions.

— Before You Vote — How to Access the Proxy Materials

Proxy Materials Available to VIEW or RECEIVE:
1. NOTICE AND PROXY STATEMENT 2. 2011 ANNUAL REPORT
How to View Online:
Have the information that is printed in the box marked by the arrow (located on the following page) and visit: www.proxyvote.com.
How to Request and Receive a PAPER or E-MAIL Copy:
If you want to receive a paper or e-mail copy of these documents, you must request one. There is NO charge for requesting a copy. Please choose one of the following methods to make your request:
1) BY INTERNET: www.proxyvote.com
2) BY TELEPHONE: 1-800-579-1639
3) BY E-MAIL*: sendmaterial@proxyvote.com

*  If requesting materials by e-mail, please send a blank e-mail with the information that is printed in the box marked by the arrow     (located on the following page) in the subject line.

Requests, instructions and other inquiries sent to this e-mail address will NOT be forwarded to your investment advisor. Please make the request as instructed above on or before April 26, 2012 to facilitate timely delivery.

— How To Vote — Please Choose One of the Following Voting Methods

Vote In Person: Many shareholder meetings have attendance requirements including, but not limited to, the possession of an attendance ticket issued by the entity holding the meeting. Please check the meeting materials for any special requirements for meeting attendance. At the meeting, you will need to request a ballot to vote these shares.
Vote By Internet: To vote now by Internet, go to www.proxyvote.com. Have the information that is printed in the box marked by the arrow available and follow the instructions.
Vote By Mail: You can vote by mail by requesting a paper copy of the materials, which will include a proxy card.

Voting Items
The Board of Directors recommends you	The Board of Directors recommends you vote FOR
vote FOR the following:	proposals 2 and 3.

  1.      Election of Directors

 1a.   Elaine D. Rosen

 1b.  Howard L. Carver

 1c.   Juan N. Cento

 1d.  Elyse Douglas

 1e.   Lawrence V. Jackson

 1f.   David B. Kelso

 1g.  Charles J. Koch

 1h.  H. Carroll Mackin

 1i.   Robert B. Pollock

 1j.   Paul J. Reilly

 1k.  Robert W. Stein

2.      Appointment of PricewaterhouseCoopers LLP as Independent Registered Public Accounting Firm.

3.      Advisory approval of the 2011 compensation of the Company’s named executive officers.

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

ASSURANT, INC.

1 CHASE MANHATTAN PLAZA- 41ST FL

NEW YORK, NY 10005

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on May 9, 2012. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on May 9, 2012. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

            ASSURANT, INC.

The Board of Directors recommends you vote FOR the following:

1. Election of Directors	For	Against	Abstain

1a. Elaine D. Rosen	☐	☐	☐

1b. Howard L. Carver	☐	☐	☐

1c. Juan N. Cento	☐	☐	☐

1d. Elyse Douglas	☐	☐	☐

1e. Lawrence V. Jackson	☐	☐	☐

1f. David B. Kelso	☐	☐	☐

1g. Charles J. Koch	☐	☐	☐

1h. H. Carroll Mackin	☐	☐	☐

1i. Robert B. Pollock	☐	☐	☐

1j. Paul J. Reilly	☐	☐	☐

1k. Robert W. Stein	☐	☐	☐

For address changes / comments, mark here. (See reverse side for instructions)			☐

Please indicate if you plan to attend this meeting.	☐	☐
	Yes	No

The Board of Directors recommends you vote FOR proposals 2 and 3.		For	Against	Abstain

2.	Appointment of PricewaterhouseCoopers Coopers LLP as Independent Registered Public Accounting Firm.	☐	☐	☐

3.	Advisory approval of the 2011 compensation of the Company’s named executive officers.	☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date

Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Notice and Proxy Statement and 2011 Annual Report are available at www.proxyvote.com.

ASSURANT, INC.

Annual Meeting of Stockholders

May 10, 2012 9:00 AM

This proxy is solicited by the Board of Directors

The stockholders hereby appoint Bart R. Schwartz and Stephen W. Gauster, and each of them acting individually, as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of ASSURANT, INC. that the stockholders are entitled to vote at the Annual Meeting of Stockholders to be held at 9:00 AM, EDT on May 10, 2012, at the Down Town Association, 60 Pine Street, New York, New York 10005, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted FOR each director nominee, FOR Proposals Two and Three, and in the discretion of the proxies on any other matter that may properly come before the Annual Meeting.

Address Changes/Comments:

(If you noted any Address Changes and/or Comments above, please mark corresponding box on the reverse side.)

Continued and to be signed on reverse side